Exhibit 10.2



                               TERM LOAN AGREEMENT

                                  By and Among

                           BALANCED CARE CORPORATION,
                        BALANCED CARE REALTY (OFC), INC.,
                         BALANCED CARE AT MEDINA, INC.,
                       BALANCED CARE AT CENTERVILLE, INC.,
                      BALANCED CARE AT SHIPPENSBURG, INC.,
                   SENIOR CARE OPERATORS OF SHIPPENSBURG, LLC.

                                       and

                           OCWEN FINANCIAL CORPORATION

                           Date: as of March 31, 2002

                                TABLE OF CONTENTS


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                                                                                                             Page

ARTICLE I.  LOAN COMMITMENT..............................................................................    2
     Section 1.1 Loan Commitment.........................................................................    2
     Section 1.2 Interest................................................................................    2
     Section 1.3 Term Note...............................................................................    2
     Section 1.4 Loan Account............................................................................    4
     Section 1.5 Prepayment of Term Note.................................................................    4
     Section 1.6 Additional Payments.....................................................................    4

ARTICLE II.  DEFAULT RATE FEES; PAYMENTS; SETOFFS AND SECURITY...........................................    7
     Section 2.1 Default Rate............................................................................    7
     Section 2.2 Payments................................................................................    7
     Section 2.3 Setoffs.................................................................................    8
     Section 2.4 Security Documents......................................................................    8

ARTICLE III.  REPRESENTATIONS AND WARRANTIES.............................................................    8
     Section 3.1 Organization............................................................................    9
     Section 3.2 Authority, Approvals and Defaults.......................................................    9
     Section 3.3 Title and Liens.........................................................................   10
     Section 3.4 Litigation and Claims...................................................................   10
     Section 3.5 Tax Returns and Payments................................................................   11
     Section 3.6 Employee Pension Benefit Plans..........................................................   11
     Section 3.7 Insolvency..............................................................................   11
     Section 3.8 No Margin Activity and Ineligible Securities............................................   11
     Section 3.9 Disclosure..............................................................................   12
     Section 3.10 Financial Statements...................................................................   12
     Section 3.11 Compliance with Law; Environmental Law.................................................   12
     Section 3.12 Intellectual Property..................................................................   14
     Section 3.13 Defaults...............................................................................   14
     Section 3.14 Insurance..............................................................................   14
     Section 3.15 No Defaults............................................................................   15

ARTICLE IV.  COVENANTS OF BORROWER AND OTHERS............................................................   15
     Section 4.1 Financial Statements....................................................................   15
     Section 4.2 Deliver Notice..........................................................................   16
     Section 4.3 Keep Books..............................................................................   18
     Section 4.4 Inspection of Books.....................................................................   18
     Section 4.5 Amendment of any Other Document.........................................................   18
     Section 4.6 Affirmative and Negative Covenants......................................................   19
     Section 4.7 Escrow and Reserve......................................................................   19
     Section 4.8 Conversion of a Portion of Medina and Centerville
     Facilities......................................21
     Section 4.9 Merger of Licensee and Issuance of New License..........................................   21
     Section 4.10 Covenant Related to Certain Collateral.................................................   21

ARTICLE V.  CONDITIONS PRECEDENT TO THE LOAN.............................................................   22
     Section 5.1 Disbursement of Loan....................................................................   22
     Section 5.2 Conditions Precedent to the Loan........................................................   22

ARTICLE VI.  EVENTS OF DEFAULT...........................................................................   23
     Section 6.1 Event of Default........................................................................   23
     Section 6.2 Consequences of Event of Default........................................................   26

ARTICLE VII.  DEFINITIONS................................................................................   28
     Section 7.1 Defined Terms...........................................................................   28
     Section 7.2 GAAP Definitions........................................................................   35
     Section 7.3 Other Definitional Conventions and Rules of Construction................................   35

ARTICLE VIII.  MISCELLANEOUS.............................................................................   36
     Section 8.1       Term of Agreement; Termination; Successors and
     Assigns......................................36
     Section 8.2 No Implied Rights or Waivers............................................................   37
     Section 8.3 Applicable Law; Forum Selection.........................................................   37
     Section 8.4 Modifications, Amendments or Waivers....................................................   38
     Section 8.5 Counterparts............................................................................   38
     Section 8.6 Effective Date..........................................................................   38
     Section 8.7 Expenses................................................................................   38
     Section 8.8 Indemnification.........................................................................   39
     Section 8.9 Further Assurances......................................................................   40
     Section 8.10 Severability...........................................................................   40
     Section 8.11 Entire Agreement.......................................................................   41
     Section 8.12 Independent Counsel; Third Parties.....................................................   41
     Section 8.13 Notices................................................................................   42
     Section 8.14 Holiday Payments.......................................................................   43
     Section 8.15 Exhibits and Schedules.................................................................   43
     Section 8.16 Confidentiality; Information Sharing; Assignment; Sale of Loan.........................   43
     Section 8.17 Jury Waiver............................................................................   46
     Section 8.18 Resident Funds.........................................................................   46
     Section 8.19 Construction of Provisions.............................................................   47
     Section 8.20 Time of Essence........................................................................   47
     Section 8.21 Third Party/Broker Fees................................................................   47
     Section 8.22 RESERVED...............................................................................   47
     Section 8.23 Headings...............................................................................   47
     Section 8.24 Warrant of Attorney....................................................................   47
     Section 8.25 Pennsylvania Warrant of Attorney; Confession of Judgment Provisions....................   48

Exhibits and Schedules

EXHIBIT A - TERM NOTE
EXHIBIT B - AFFIRMATIVE AND NEGATIVE COVENANTS
EXHIBIT C - LETTER OF INTENT
EXHIBIT D - CONFIDENTIALITY AGREEMENT
EXHIBIT E - MANAGEMENT AGREEMENTS
EXHIBIT F - RESIDENCY AGREEMENT
EXHIBIT G - LEGAL DESCRIPTION OF REAL PROPERTY

SCHEDULE 3.4            Litigation and Claims
SCHEDULE 3.11(a)(i)     License
SCHEDULE 3.11(a)(ii)    Number of Licensed Beds at Each Project Property
SCHEDULE 4.7            Real Property Tax and Assessment Escrow Amounts Due on
                        Closing Date

                               TERM LOAN AGREEMENT


         This Term Loan Agreement ("Agreement"), dated as of this 31st day of March, 2002 (the "Effective Date") is made in Columbus, Ohio by and among OCWEN FINANCIAL CORPORATION, a Florida corporation ("Ocwen"), BALANCED CARE CORPORATION, a Delaware corporation ("Balanced Care"), BALANCED CARE REALTY
(OFC), INC., a Delaware corporation ("Borrower"), BALANCED CARE AT MEDINA, INC., a Delaware corporation ("BCM"), BALANCED CARE AT CENTERVILLE, INC., a Delaware corporation ("BCC"), BALANCED CARE AT SHIPPENSBURG, INC., a Delaware corporation ("BCS") (BCM, BCC, and BCS are individually referred to hereinafter as "Management Company," and collectively as "Management Companies"), and SENIOR CARE OPERATORS OF SHIPPENSBURG, LLC, a Delaware limited liability company ("Licensee").

                                   WITNESSETH:

         WHEREAS, Borrower is the owner of Project Properties (hereinafter defined);

         WHEREAS, the Management Companies and/or Licensee have entered into Management Agreements with Borrower, dated of even date herewith, pursuant to which each Management Company and/or Licensee shall operate and manage a respective Project Property (as used hereinafter, "Management Agreement");

         WHEREAS, the Management Companies and Borrower are wholly owned subsidiaries of Balanced Care;

         WHEREAS, Licensee owns the license or permit required to operate the Project Property located in Shippensburg, PA, as an assisted living or licensed residential care facility, pursuant to the laws of the State of Pennsylvania; BCM and BCC own (or will own with an effective date of March 31, 2002) the licenses or permits required to operate the Project Properties located in Medina, Ohio and Centerville, Ohio, respectively, as assisted living or licensed residential care facilities, pursuant to the laws of the State of Ohio;

         WHEREAS, Licensee is the wholly owned subsidiary of BCS;

         WHEREAS, Borrower, Balanced Care, Management Companies, and Licensee shall use their best efforts to obtain a new license in the name of BCS no later than sixty (60) days after the Closing Date (hereinafter defined) and immediately thereafter shall merge Licensee into BCS and out of existence;

         WHEREAS, LMR Holdings Limited, an exempted company incorporated in the Cayman Islands ("LMR"), is providing a Guaranty (hereinafter defined) of Borrower's monetary obligations hereunder with respect to the Term Loan;

         WHEREAS, certain beneficiaries (or beneficial owners) of shareholders of LMR are also beneficiaries (or beneficial owners) of shareholders of Balanced Care;

         WHEREAS, Ocwen is willing to make the Loan (defined hereinafter) to Borrower contemplated by this Agreement only if the Licensee, Management Companies, and Balanced Care (in addition to the Borrower) agree to the terms, provisions, covenants, obligations and agreements set forth herein binding upon each of them, and only if LMR provides a Guaranty to Ocwen, which shall be in accordance with the provisions of the Letter of Intent (hereinafter defined); and, the Licensee, Management Companies, and Balanced Care agree that Ocwen's provision of the Loan to the Borrower is sufficient consideration for each of their respective obligations set forth herein.

         NOW, THEREFORE, for the consideration stated above, and in exchange for the mutual promises, covenants and agreements set forth herein, which all parties hereby agree is sufficient consideration, each of the parties, intending to be legally bound, hereby agrees that the foregoing recitals are incorporated herein by reference and as follows:


                           ARTICLE I. LOAN COMMITMENT

Section 1.1 Loan Commitment. Ocwen hereby agrees, pursuant to the terms and conditions of this Agreement, to lend to the Borrower effective March 31, 2002 (as used hereinafter "Effective Date") the sum of $9,153,356.00 (the "Loan").

Section 1.2 Interest. Except as otherwise set forth herein, the outstanding principal balance of the Loan shall bear interest at the rate of eight percent (8%) per annum (the "Interest Rate"). Interest will be calculated on a 360-day year consisting of twelve consecutive thirty (30) day months.

Section 1.3 Term Note. The obligation of the Borrower to repay the unpaid principal amount of the Loan and the interest thereon shall be evidenced by a Term Note (the "Term Note") of the Borrower executed by a duly authorized officer thereof and shall be in the form of Exhibit A attached hereto. The Term Note shall include the following terms:

                  (a) Term. The Term Note shall be dated as of the date of the Effective Date and shall be due and payable in full on or before September 30, 2003 ("Initial Due Date") unless this Agreement is sooner terminated in accordance with the terms and conditions of this Agreement. Provided that no Event of Default has occurred (other than a Default that has been cured during any applicable cure period) or is continuing, Ocwen shall allow one extension of eighteen (18) months from the Initial Due Date ("Extension"), in which case the Term Note shall be due and payable in full on or before March 31, 2005 ("Extended Due Date"); provided, however, that the following conditions are met by
         Borrower: (i) Borrower must request such Extension by providing written notice of same to Ocwen no later than sixty (60) days prior to the Initial Due Date; (ii) Borrower makes a principal payment under the Loan and Term Note of at least One Million Dollars ($1,000,000.00) prior to the Initial Due Date; and (iii) Borrower pays to Ocwen a nonrefundable fee for the Extension of Ninety Thousand One Hundred Sixty Dollars ($90,160.00) prior to the Initial Due Date. Except for the Extension, Ocwen shall not be required to extend the term of the Loan or otherwise amend, modify, or supplement this Agreement; provided, however, that Ocwen may, in its sole and absolute discretion, upon such preconditions as Ocwen may establish, in its sole and absolute discretion, extend the term of the Loan or otherwise agree with Borrower to an amendment, modification, or supplement to this Agreement. Except for the Extension, Ocwen's agreement, if any, to take any of the foregoing actions must be in writing to be enforceable against Ocwen. In the event Ocwen allows any extension of the Loan beyond the initial Extension contemplated above, the term "Extension" used hereinafter shall also include the extended term permitted by Ocwen not originally contemplated by this Agreement.

                  (b) Interest on Term Note. From the Effective Date, the outstanding principal balance under the Term Note shall bear interest on the unpaid principal balance at a rate per annum equal to the Interest Rate.

                  (c) Interest Payment Dates. Interest on the outstanding principal balance under the Term Note shall be calculated on the basis of a 360-day year consisting of twelve consecutive thirty (30) day months. Interest for the prior month shall be payable on the eleventh
         (11th) day of each month (the "Interest Payment Date") commencing May 11, 2002 and thereafter, payable on the eleventh (11th) day of each month during the term of this Agreement. If a monthly interest payment is not made by Borrower and received by Ocwen by the sixteenth (16th) day of any month during the term of this Loan, including during any Extension, Borrower shall pay to Ocwen a late fee equal to five percent (5%) of the monthly interest payment that was due on the 11th day of the month.

                  (d) Principal Payments. Unless Borrower desires an Extension, and makes the principal payment required in connection therewith, as described in Section 1.3(a) hereof, Borrower shall not be required to make principal payments during the term of the Loan. That is, interest only is payable on the Loan during the term of the Loan until the Initial Due Date, when the entire principal balance and any accrued interest thereon is due and payable in full, unless Borrower elects an Extension, in accordance with the provisions of Section 1.3(a) above, in which case Borrower shall continue to pay Ocwen monthly interest payments as described in Section 1.2 hereof until the Extended Due Date, when the entire principal balance and any accrued interest thereon is due and payable in full.

Section 1.4 Loan Account. Ocwen shall open and maintain on its books a loan account in the Borrower's name with respect to the Loan, repayments, prepayments, the computation and payment of interest, fees, and other amounts due and sums paid to Ocwen hereunder. Such loan account shall be conclusive and binding on the Borrower, Balanced Care and LMR as to the amount at any time due to Ocwen from the Borrower, except in the case of manifest error. Ocwen shall make available at the request of the Borrower, no more frequently than a calendar monthly basis, a copy of such loan account.

Section 1.5 Prepayment of Term Note. The Borrower may at any time prepay the Loan in part or in full, subject to the terms of Section 1.6 of this Agreement. All payments received under the Term Note, whether of interest or principal, shall be credited to Borrower in inverse order of their maturities. That is, the most recent payment received shall be credited to the first of the payments due and owing by Borrower to Ocwen.

Section 1.6 Additional Payments. The Borrower shall make the additional payments described below ("Additional Payments") to Ocwen, in addition to repaying the Loan at the Interest Rate, which Additional Payments shall be due and payable as follows:

         (a) If, on or prior to the (i) Initial Due Date; or (ii) the date that the Loan is paid in full, in the event that the Loan is not paid in full on the Initial Due Date and an Extension has not been granted, there occurs:

            (A) a sale of a Project by Borrower to any Person other than an Affiliate of Borrower, after the requirements of Section 8 of the Negative Covenants set forth on Exhibit B hereof have been satisfied, or in violation thereof ("Sale"); or,

            (B) a repayment in full of the Loan by Borrower, Balanced Care, LMR or any other party, as a result of a refinancing, payment at maturity, or for any reason whatsoever ("Payoff"), and within six (6) months thereafter, there is a Sale of a Project; or, a Project is completely condemned or is conveyed by Borrower in lieu of condemnation proceedings (as used hereinafter "Condemnation"), then, the Borrower shall pay Ocwen, as additional consideration for the funds advanced pursuant to the Loan, and as a prepayment or default penalty, as applicable, a sum equal to fifty percent (50%) of the Net Proceeds ("Proceeds Payment").

         (b) After an Extension, if, on or prior to an (i) Extended Due Date (hereinafter defined); or (ii) the date that the Loan is paid in full, in the event that the Loan is not paid in full on the Extended Due Date and another Extension has not been granted, there occurs:

            (A) a Sale; or,

            (B) a Payoff, and within six (6) months thereafter, there is a Sale of a Project, or a Condemnation,

            then, the Borrower shall pay Ocwen, as additional consideration for the funds advanced pursuant to the Loan, and as a prepayment or default penalty, as applicable, a sum equal to thirty-five percent (35%) of the Net Proceeds ("Extended Proceeds Payment").

         (c) If, within the six (6) month period following the payment in full of the Loan by Borrower, there is not a Sale of any Project, or a Condemnation, then the Borrower shall have no obligation to make either a Proceeds Payment or an Extended Proceeds Payment to Ocwen.

         (d) Any Proceeds Payment or Extended Proceeds Payment due Ocwen pursuant to this Section 1.6 shall be paid by Borrower to Ocwen in immediately available funds of U.S. currency on one of the following, as applicable: (i) the closing date of any Sale, or (ii) the date on which the condemnation proceeds are received by Borrower, including proceeds from a conveyance in lieu of a condemnation proceeding, in the event of a Condemnation.

         (e) As used herein, "Net Proceeds" shall mean the following:

             (i) With respect to a Sale, the amount, if any, by which the gross proceeds of any Sale plus (1) the amount of any casualty insurance proceeds previously received by Borrower or due Borrower but not yet paid at the time of the Sale relating to a particular Project, and (2) the amount of any previously-received condemnation proceeds, or such proceeds that are due Borrower but not yet paid at the time of the Sale, including proceeds received as a result of a partial conveyance of a Project (or real property constituting a Project) in lieu of condemnation thereof, both of which have not been applied or used by Borrower to repair or restore the Projects as a result of the casualty or condemnation, or which have not otherwise been used to pay down the outstanding balance of the Loan, less (3) actual, and to the extent reasonable, third-party sales costs, including without limitation, broker commissions, standard pro-rations, transfer tax, title premiums, and other similar actual and reasonable third - party costs and expenses required in order to consummate the Sale, exceed $14,183,812.45.

             (ii)With respect to a Condemnation, the amount, if any, by which the gross proceeds of any Condemnation plus (1) the amount of any casualty insurance proceeds previously received by Borrower or due Borrower but not yet paid at the time of the Condemnation relating to a particular Project, and (2) the amount of any previously-received condemnation proceeds, or such proceeds that are due Borrower but not yet paid to Borrower at the time of the Condemnation, including proceeds received as a result of a partial conveyance of a Project (or real property constituting a Project) in lieu of condemnation thereof, both of which have not been applied or used by Borrower to repair or restore the Projects as a result of the casualty or condemnation, or which have not otherwise been used to pay down the outstanding balance of the Loan, less
(3) actual, to the extent reasonable, third-party costs, including legal fees, incurred by Borrower in connection with the Condemnation, exceed $14,183,812.45.

         (f) Notwithstanding any provision to the contrary contained in this Agreement or in any other Loan Document, at the time of the closing of a Sale or Payoff, provided that the Term Note (without regard to payments that may be due as a result of this Section 1.6), and if required pursuant to the terms hereof and thereof, the BCC Note and the Deferred Purchase Price Note, are paid in full on or prior to the closing of such Sale or Payoff, Ocwen shall file appropriate documentation to release the Mortgages, security interests granted pursuant to the Security Agreement, and the Subordinate Mortgages, all of the foregoing at Borrower's expense. The Proceeds Payment and the Extended Proceeds Payment shall be secured thereafter only by the Guarantee provided by Balanced Care.


          ARTICLE II. DEFAULT RATE FEES; PAYMENTS; SETOFFS AND SECURITY

Section 2.1 Default Rate. Notwithstanding anything to the contrary contained herein or in the Term Note, on and/or after (a) an Event of Default resulting from Borrower's failure to timely pay interest on the Term Note, (b) an Event of Default resulting from Borrower's failure to pay the outstanding principal balance on the Initial Due Date or the Extended Due Date, as applicable, or (c) any other Event of Default in which Ocwen has exercised its rights under Article VI of this Agreement (subject to notice and cure provisions provided herein), the Term Note shall bear interest at a rate per annum equal to sixteen percent (16%) ("Default Rate") from the date of such Event of Default until paid in full. Payments due after the application of the Default Rate shall be calculated in the same manner in which the Interest Rate is calculated and shall be due and payable by Borrower at the time and in the same manner as the payments due when the Interest Rate is in effect.

Section 2.2 Payments.

         (a) All payments by the Borrowers to be made in respect of the interest or principal (on the Initial Due Date or Extended Due Date, as applicable, or as required in order to obtain an Extension) on the Term Note shall become due at 1:30 p.m., Columbus, Ohio time on the day when due, and shall be made to Ocwen in federal funds or other immediately available lawful money of the United States of America. Whenever any payment to be made hereunder shall be due other than on a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest or fees hereunder.

         (b) The obligations of the Borrower under this Agreement shall be absolute, unconditional, and irrevocable, and all amounts payable by the Borrower hereunder shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including without limitation, the following circumstances:

              (i) any amendment, waiver of or consent to departure from any or all of the provisions of any Loan Document or any Management Agreement;

              (ii) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against any Person, whether in connection with this Agreement, the transactions contemplated herein, any Loan Document or in the other documents or any unrelated transaction; or

              (iii) in the absence of gross negligence or willful misconduct by Ocwen or its officers or employees, any statement or any other document presented hereunder proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever.

Section 2.3 Setoffs. Upon the occurrence, and during the continuation of any Event of Default, Ocwen shall have the right, subject to the terms of the Security Documents, to set off against all obligations of the Borrower to Ocwen under this Agreement and the Term Note, whether matured or unmatured, all amounts owing to the Borrower, Balanced Care, Licensee, or any Management Company by Ocwen, whether or not then due and payable, and all funds or property of the Borrower, Balanced Care, Licensee, and/or the Management Companies on deposit with or otherwise held or in the custody of Ocwen, or any Affiliate, parent or subsidiary of Ocwen, for the beneficial account of the Borrower, Balanced Care, Licensee, or a Management Company. Such funds shall be charged against accrued interest on and/or principal, of the Term Note, or other charges and amounts due under this Agreement and the Loan Documents as Ocwen may determine in its discretion.

Section 2.4 Security Documents. The Security Documents, executed and delivered by the Borrower, the Licensee, the Management Companies, and the Guarantors (all of the foregoing (except for LMR) shall be collectively referred to hereinafter as the "Obligated Group") and delivered to Ocwen, or any Affiliate, parent, or subsidiary of Ocwen, are security for the Obligated Group's obligations under this Agreement, the other Loan Documents, and the Management Agreements.

                   ARTICLE III. REPRESENTATIONS AND WARRANTIES

         To induce Ocwen to enter into this Agreement and to make the Loan herein provided for, and to induce Ocwen and Ocwen's Affiliates (Medina ALF, Inc., Centerville ALF, Inc. and Shippensburg ALF, Inc., collectively referred to hereinafter as "Seller") to enter into the Purchase Agreement, the Obligated Group, jointly and severally, represents and warrants to Ocwen and Seller, as of the Effective Date (unless another date is otherwise specified), which representations and warranties shall survive the execution and delivery of this Agreement and the Term Note, the closing of the Loan, and the execution and delivery of the Purchase Agreement and the Deeds (as defined in the Purchase Agreement), and shall not merge with or into the Deeds, as follows:

Section 3.1 Organization. Each member of the Obligated Group is a legal entity, duly formed, validly existing and/or in good standing under the laws of Ohio, the laws of Pennsylvania, and the laws of Delaware, as applicable, has the requisite power to own its respective properties and assets, to carry on the businesses in which it is engaged, and to execute and perform the Loan Documents, the Management Agreements, the Purchase Agreement, and the Purchase Documents (collectively referred to hereinafter as the "Transaction Documents") executed by it, and is duly qualified to do business and is in good standing in all jurisdictions where such qualification is necessary or advisable. Each member of the Obligated Group hereby acknowledges, understands and agrees that Ocwen has relied upon the separate existence of the Borrower, as contemplated by such SPE provisions, in entering into and making the Loan to Borrower.

Section 3.2 Authority, Approvals and Defaults. The execution, delivery and performance by the Obligated Group of the Transaction Documents, to which such members of the Obligated Group are parties, have been duly authorized by all requisite action of such member of the Obligated Group and will not violate any provisions of law or of the articles of incorporation, regulations or bylaws, partnership agreement, articles of organization or operating agreement of such member of the Obligated Group, or any amendments thereto; will not be in conflict with, result in a breach of, or constitute a default under, any agreement to which such member of the Obligated Group is a party or any order, writ, injunction or decree of any court or governmental instrumentality; and will not result in the creation or imposition of any lien, charge or encumbrance upon any property of such member of the Obligated Group other than as created by the Security Documents. Except for those obtained, made prior to or having an effective date of the Closing Date, and the license to be obtained by BCS in accordance with Section 4.9, no registration with, notice to, consent or approval of any third party, including any governmental agency of any kind, is required for the due execution and delivery of, or for the enforceability of, the Transaction Documents. The Person or Persons executing and delivering the Transaction Documents on behalf of the Obligated Group have been duly authorized to do so, and the Transaction Documents are legally binding upon the Obligated Group and are enforceable in accordance with their terms, except to the extent the enforceability thereof may be limited by applicable laws relating to (i) bankruptcy, insolvency, reorganization, moratorium, or creditors' rights generally, or (ii) equitable remedies.

Section 3.3 Title and Liens. The Obligated Group owns good and marketable title to all Collateral pledged as security for this Agreement and the Term Note as identified in the Security Documents free and clear of all liens and encumbrances, except as disclosed in writing to Ocwen, and except for the encumbrances created by or disclosed in the Security Documents. None of the Obligated Group's obligations under the Loan Documents are subordinate in any manner to any other obligation of the Obligated Group, except obligations relating to Ocwen.

Section 3.4 Litigation and Claims. Except as disclosed on Schedule 3.4, no litigation or proceeding involving any member of the Obligated Group material to the business operations or financial condition of such member, is pending or threatened in any court or before any administrative agency, whether federal, state or local. There is no claim, action, temporary restraining order, injunction, suit, proceeding, inquiry or investigation, at law or in equity, before or by any judicial or administrative court, governmental agency, public board or body, pending or, to the Obligated Group's actual knowledge, threatened against or affecting, or involving the properties or businesses, or any securities of, any member of the Obligated Group nor, to the Obligated Group's actual knowledge, is there any basis therefore, (i) contesting the existence or powers of any member of the Obligated Group or the authority of any member of the Obligated Group's directors, officers, managers, members or partners, as the case may be, or (ii) wherein an unfavorable decision, ruling or finding would in any way have a material adverse effect on any member of the Obligated Group's ability to carry out its obligations under the Transaction Documents. As used herein, "actual knowledge" shall mean the actual knowledge of such employees, agents, consultants or representatives of any member of the Obligated Group who, as a result of their positions, duties, and or responsibilities for such member of the Obligated Group, would be reasonably expected to have knowledge of the particular matter at issue.

         In addition, except as disclosed on Schedule 3.4, neither Balanced Care, nor any Person in which Balanced Care owns more than fifty percent (50%) of the outstanding ownership interests, is (i) a defendant (or is otherwise called to answer, including but not limited to a respondent in an appellate action) in any suits or legal or administrative action of any nature or type in which an uninsured claim has been asserted against it or such Person in excess of One Million Dollars ($1,000,000.00), except as previously disclosed to Ocwen in writing or except as otherwise disclosed in the public securities filings of Balanced Care made in accordance with applicable law; (ii) has any judgments, garnishments, or attachments pending against it or such Person; or, (iii) has ever been adjudicated a bankrupt.

Section 3.5 Tax Returns and Payments. Except as previously disclosed to Ocwen in writing, and except for taxes being contested by any member of the Obligated Group in good faith, for which such member has made appropriate reserves for such contested tax amounts, if required under GAAP, each member of the Obligated Group has filed all federal, state and local tax returns required to be filed and has paid all taxes shown to be due on such returns, and has made provision for all liabilities not so paid or accrued under returns not yet due. The Obligated Group will file in the future all federal, state, and local tax returns required to be filed and will pay all taxes shown to be due on such returns, or will make provision for all liabilities not so paid or accrued under returns not yet due. Except as previously disclosed to Ocwen in writing, no member of the Obligated Group has actual knowledge of any pending assessments or adjustments to their taxes payable with respect to any year.

Section 3.6 Employee Pension Benefit Plans. No member of the Obligated Group has incurred any material accumulated funding deficiency as defined in ERISA and the regulations promulgated thereunder, and will not allow such deficiency to be incurred in the future, and no Reportable Event has occurred or will occur in the future with respect to any Plan involving it. Neither has the PBGC asserted that any member of the Obligated Group has incurred any material liability in connection with any such Plans nor has any lien attached nor any Person threatened to attach a lien on any property of it as a result of its failure to comply with ERISA or regulations promulgated thereunder.

Section 3.7 Insolvency. The transactions contemplated by the Transaction Documents have not been entered into by any member of the Obligated Group in contemplation of its insolvency or bankruptcy nor have such transactions been entered into with the intent to hinder, delay, or defraud the equityholders or the creditors of any member of the Obligated Group.

Section 3.8 No Margin Activity and Ineligible Securities. Borrower is not regularly engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System). No portion of any advance or loan made hereunder shall be used directly or indirectly to purchase ineligible securities, as defined by applicable regulations of the Federal Reserve Board, underwritten by any affiliate of Ocwen during the underwriting period for 30 days thereafter.

Section 3.9 Disclosure. None of the Transaction Documents, or any certificate or other document furnished to Ocwen by or on behalf of a member of the Obligated Group contains, or will contain, as of its date, any untrue statement of a material fact or omits to state or will omit to state, as of its date, a material fact necessary in order to make the statements contained herein and therein not misleading. There are no facts known to any member of the Obligated Group which, individually or in the aggregate, materially adversely affect or involve any substantial possibility of materially adversely affecting the condition, business or affairs of Borrower or any other member of the Obligated Group, or Borrower's or any other member of the Obligated Group's respective properties and assets considered as an entirety, which have not been disclosed herein, in public filings made with the Securities and Exchange Commission, or in written materials delivered to Ocwen in connection with the negotiation of the Transaction Documents.

Section 3.10 Financial Statements. The financial statements heretofore furnished to Ocwen, and those financial statements provided to Ocwen in the future in accordance with Section 4.1 hereof, are and shall be true and complete in all material respects, have been prepared in accordance with GAAP consistent with such member of the Obligated Group's prior fiscal periods, omit no material contingent liabilities of any kind that are not disclosed or otherwise reflected therein, and fairly present the member of the Obligated Group's financial condition as of the date thereof and the results of its operations for the period then ended.

Section 3.11 Compliance with Law; Environmental Law.

         (a) The Obligated Group has obtained all governmental, administrative and other licenses, permits and other authorizations required by law to be obtained or made in order to permit the conduct of the business of such Obligated Group member as it is being conducted on the Effective Date or as is contemplated by this Agreement within a short time following the Closing Date, including but not limited to the ownership and operation of the Project Properties, and as are necessary to the carrying on of the Obligated Group's businesses, except for any such authorizations or filings which are not currently so required and which, in the reasonable judgment of a member of the Obligated Group, can be obtained or made without difficulty prior to the time so required. In addition to and not in limitation of the foregoing, the Management Companies shall obtain, with an effective date of March 31, 2002, all required governmental, administrative and other licenses, permits and other authorizations that are required for the conduct and operation of the business of the Project Properties as assisted living or licensed residential care facilities. Provided, however, that with respect to the license listed on Schedule 3.11(a)(i), Ocwen agrees that such license may remain in the name of the Licensee for a period of no more than sixty (60) days following the Closing Date. On or before the sixtieth (60th) day following the Closing Date, the Licensee must be merged into BCS, and BCS must have obtained, issued in its name, the license set forth on
Schedule 3.11(a)(i). Ocwen agrees to grant this additional 60 days to BCS to obtain the license listed on Schedule 3.11(a)(i) upon the condition that on or prior to the Closing Date, BCS purchases all of the issued and outstanding stock of the Licensee, thereby obtaining complete control over the Licensee. Balanced Care agrees to provide Ocwen with copies of all residential care facility licenses for the three (3) Project Properties, naming the Management Companies as the licensees thereof, within sixty (60) days after the Closing Date.

         Attached to this Agreement, as Schedule 3.11(a)(ii), is a listing, by facility, of the number of licensed beds for which each Project Property is licensed under the law of the state in which the Project Property is located and the number of beds certified for Medicaid and Medicare participation by Project Property and category, if applicable. To the actual knowledge of the members of the Obligated Group, the Borrower, each Management Company, Licensee, and the Project Property is in material compliance with all laws and regulations, including without limitation all environmental, occupational safety and health, and workers' compensation laws and regulations, applicable to the Project Property, where failure to comply would have a material adverse effect on the business or financial condition of Borrower, Licensee, a Management Company, or a Project Property. No member of the Obligated Group has received any notice from, or has any actual knowledge of any notice received by any other Person from, any governmental or public body, agency or instrumentality alleging that either (i) the Project Property is operating under any deficiencies except such as customarily are likely to be cited from time to time by agencies regulating licensed residential care facilities, and/or other long-term care facilities similar to the Project Properties operated by prudent management in accordance with sound management practices (none of which are believed by Borrower, any Management Company, or Licensee to be material or not susceptible to cure prior to the date when penalties would attach), or (ii) the operation of any of the same otherwise is not in compliance with regulations affecting their respective operations and licenses. To the extent applicable, Borrower, each Management Company, or Licensee participates in the Medicare and Medicaid programs for each of the Project Properties that is eligible for participation in the Medicare and Medicaid programs and is presently in compliance in all material respects with the terms of the provider agreements with such programs. Provided, however, that in the event such provider agreements are between Licensee and the respective governmental agency, such provider agreements shall be assigned or otherwise transferred to BCS on or before the thirtieth (30th) day following the Closing Date, unless BCS shall assume same pursuant to the contemplated merger with the Licensee.

         (b) Seller, Ocwen, Borrower, Balanced Care, the Management Companies and Licensee have entered into the Environmental Condition and Indemnity Agreement, dated of even date herewith ("Environmental Indemnity Agreement"). The terms of such Environmental Indemnity Agreement are incorporated herein by reference and shall inure to the benefit of, be binding upon and enforceable against the parties hereto to the same extent if the provisions of the Environmental Indemnity Agreement were reproduced in full in this Agreement.

Section 3.12 Intellectual Property. Balanced Care, Borrower, Licensees, and/or the Management Companies possess all trademarks, trademark rights, patents, patent rights, licenses, permits, copyrights and approvals which are required to conduct the Borrower's, the Licensee's, the Management Companies' business, and the business conducted at each of the Project Properties as now conducted without conflicting with the rights of others. Either Balanced Care, Borrower, Licensee, or the respective Management Company rendering services to a particular Project Property possesses or has actively applied for all trade names and trade name rights which are used to conduct their business, and the business conducted at each of the Project Properties, as now conducted without conflicting with the rights of others.

Section 3.13 Defaults. Except as disclosed on Schedule 3.4, no member of the Obligated Group, nor any other Person or party to a contract or agreement material to the financial condition or operations of any member of the Obligated Group or a Project Property taken as a whole, is in default under any such material contract or agreement, and to the knowledge of the members of the Obligated Group, no event has occurred which, but for the giving of notice or the passage of time, or both, would constitute a default thereunder.

Section 3.14 Insurance. All of the properties and operations of the members of the Obligated Group of a character usually insured by Persons of established reputation engaged in the same or similar businesses similarly situated are adequately self-insured by the members of the Obligated Group or insured by financially sound and reputable insurance companies against loss or damage of the kinds and in amounts customarily insured against by such Persons. The members of the Obligated Group also carry, with insurers in customary amounts, such other insurance, including public liability, as is usually carried by Persons of established reputation engaged in the same or similar businesses similarly situated. In the event any of the terms of this Section 3.14 conflict with the express terms set forth in the Mortgages, the terms of the Mortgages shall control.

Section 3.15 No Defaults. No event has occurred and no condition exists (but for the passage of time or the giving of notice) which would constitute an Event of Default.


                  ARTICLE IV. COVENANTS OF BORROWER AND OTHERS

Section 4.1 Financial Statements.

         (a) The Borrower and each Management Company shall furnish to Ocwen, within forty-five (45) days after the close of each quarter during the term of the Loan and during any Extension of the Loan, operating statements and financial statements of the Borrower and each Management Company, all of which shall be in reasonable detail and in a form acceptable to Ocwen. All of such statements shall be prepared in accordance with GAAP and shall be certified by duly authorized corporate officers of the Borrower and each Management Company as being true, complete and correct in all material respects. On each occasion on which the Borrower and each Management Company is required to furnish operating statements and financial statements to Ocwen pursuant to this Section 4.01(a), the Borrower and each Management Company shall also furnish to Ocwen a certificate of the Borrower and each Management Company that it has reviewed the provisions of this Agreement and, after reasonable investigation, has no knowledge of the occurrence of any event or condition which either constitutes, or with the lapse of time or giving of notice or both would constitute, an Event of Default, or if the Borrower or a Management Company has such knowledge, specifying such event or condition and what action the Borrower or the respective Management Company has taken, is taking, or proposes to take with respect thereto. The Borrower and each Management Company shall also furnish promptly to Ocwen such other information respecting the business, properties, condition or operations, financial or otherwise, of the Borrower or the respective Management Company as Ocwen may reasonably request.

         (b) Within ninety (90) days of the last day of each fiscal year, the Borrower and each Management Company shall furnish to Ocwen a copy of its annual financial statements and operating statements (although not required to be reviewed or audited), including statements of financial condition as of the end of such fiscal year, and related statements of income and expense, all in reasonable detail and in conformity with GAAP, and certified by duly authorized officers of each of Borrower and Management Company as being true, complete, and correct in all material respects. The Borrower and each Management Company shall also furnish promptly to Ocwen such other information respecting the business, properties, condition, or operations of Borrower or a Management Company, financial or otherwise, as Ocwen may reasonably request.

         (c) During the term of the Loan and any Extension, either Balanced Care or the Management Company of each respective Project shall prepare and deliver to Ocwen, on or before May 31 of each year, an annual operating budget for each Project ("Budget"). The first such Budget for each Project shall be due to Ocwen no later than May 31, 2002. In addition, either Balanced Care or the respective Management Company of each Project shall submit monthly income, expense, rent rolls, and occupancy statements to Ocwen for each of the Projects in a form reasonably acceptable to Ocwen within thirty (30) days after the close of each month during the term of the Loan and any Extension thereof. These monthly statements shall contain monthly and year-to-date numbers and also must compare the actual numbers set forth on the statements to the anticipated amounts set forth in the Budget.

         (d) Balanced Care shall provide the information and documents required to be provided by it to Ocwen pursuant to Sections 11(b) and 11(c) of the Guaranty given by Balanced Care. Balanced Care shall also furnish promptly to Ocwen such other information respecting the business, properties, condition or operations, financial or otherwise, of the Project Properties as Ocwen may reasonably request, including but not limited to financial statements and operating statements for each Project, all in reasonable detail, in conformity with GAAP, and certified by the duly authorized officers of Balanced Care as being true, complete, and correct in all material respects.

         (e) By April 1, with the first of such being due April 1, 2002, of each year during the term of the Loan and any Extension thereof, the Borrower or Balanced Care shall provide to Ocwen for each of the Project Properties, a copy of the surveys for Medicare and Medicaid certification, if applicable, a copy of the annual cost reports for the Medicare and Medicaid Programs, if applicable, and copies of the applicable state Department of Health, or other applicable regulating body, surveys and/or enforcement actions, if any. Copies of the annual cost reports shall be provided within 45 days of filing, if applicable.

         (f) Balanced Care and LMR shall also be required to supply such additional financial information to Ocwen as contemplated and set forth in the respective Guarantees given by Balanced Care and LMR.

Section 4.2 Deliver Notice. Forthwith upon learning of any of the following, the Borrower, any Management Company, any Licensee, and/or Balanced Care shall deliver written notice thereof to Ocwen, describing the same and the steps being taken by the Borrower, a Licensee, a Management Company, or Balanced Care with respect thereto:

         (a) the occurrence of an Event of Default or an event or circumstance which would constitute an Event of Default, but for the requirement that notice be given or time elapse or both;

         (b) any action, suit or proceeding, by or against any member of the Obligated Group at law or in equity, or before any governmental instrumentality or agency, or any of the same which may be threatened, and which, if adversely determined, would materially impair the right or ability of the member of the Obligated Group to carry on its respective business or the business of a Project Property, or would materially impair the right or ability of a member of the Obligated Group to perform its respective obligations under the Transaction Documents, or would materially and adversely affect the business, operations, properties, assets or condition of a Project Property or of a member of the Obligated Group;

         (c) any change in the state of incorporation, name, address, identity or structure of a member of the Obligated Group, in accordance with Section 4 of the Negative Covenants set forth on Exhibit B;

         (d) any uninsured or partially uninsured loss through fire, theft, liability or property damage which may have an adverse material effect on any of the Obligated Group's financial condition or operations;

         (e) any claim, action, suit, or proceeding (whether by or against a member of the Obligated Group), whether at law or in equity, or before any court, proceeding, governmental instrumentality, agency, or otherwise, relating to any license, permit, certification or other authorization (including but not limited to those under Certificate of Need Law and the Medicare and Medicaid Programs, if applicable) required for the Borrower, a Management Company or Licensee to operate any Project Property or facilities located thereon, as a health care facility or long-term care facility, or any material change in the manner, method or procedure of Medicare reimbursement or Medicaid reimbursement in the State of Ohio or State of Pennsylvania, in the event the facilities become providers under such programs, or notice from any governmental or public body, agency or instrumentality that any of the Borrower, a Management Company, or Licensee, or any Project Property, is proposed to be excluded, suspended or debarred from any governmental health care program, alleging that the Project Property is operating under any deficiencies which have not been cured by, or cannot be cured by, any of Borrower, a Management Company, or Licensee in sufficient time to prevent a revocation of any necessary license, permit, certification or authorization, or advising that any of the Borrower, a Management Company, or Licensee is not in compliance with statutes or regulations affecting its operations, including statutes and regulations under the Medicare and Medicaid programs, if applicable; or

         (f) within 30 days after receipt thereof, any written notice or communication from the Department of Health of Ohio or the Department of Public Welfare of Pennsylvania or any other governmental authority having jurisdiction over any of the Borrower, the Management Companies, and the Licensee, or any Project Property (other than notices or communications of a routine nature, including annual surveys, that do not threaten any administrative, regulatory or other legal proceeding against any of the Borrower, a Management Company, the Licensee, or the Project Property).

Section 4.3 Keep Books. Each member of the Obligated Group shall keep true and proper books, records and accounts in which full and correct entries are made of all business transactions, and reflect in their respective financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP.

Section 4.4 Inspection of Books. Each of the Borrower, the Management Companies, and the Licensee shall allow, during reasonable business hours, during the term of the Loan and any Extension, Ocwen or its representatives, access to the financial books and records of Borrower, the Management Companies, and the Licensee.

Section 4.5 Amendment of any Other Document. Without the prior written consent of Ocwen, which consent shall not be unreasonably withheld, no member of the Obligated Group shall enter into or consent to any amendment or modification of any Loan Document. In addition, without the prior written consent of Ocwen, which consent shall not be unreasonably withheld, no member of the Obligated Group shall enter into or consent to any amendment or modification of the Management Agreements after the Closing Date. The parties understand, acknowledge and agree that Ocwen has reviewed and approved the Management Agreements that are attached hereto as Exhibit E, and that no amendment, modification, or termination (except as otherwise provided by the terms of the Management Agreements) of such Management Agreements is permitted without Ocwen's prior written approval, which, as aforesaid, shall not be unreasonably withheld by Ocwen. Also, without the prior written consent of Ocwen, which consent shall not be unreasonably withheld, and except for Residency Agreements made in the ordinary course of business of the members of the Obligated Group, no member of the Obligated Group shall enter into, or consent to any material amendment or material modification of, the Residency

Agreements after the Closing Date. The parties understand, acknowledge and agree that Ocwen has reviewed and approved the form of the Residency Agreements that is attached hereto as Exhibit F, and that no material amendment, modification, or termination of such form of Residency Agreement (except for those made in the ordinary course of business of the members of the Obligated Group) is permitted without Ocwen's prior written approval (which approval will not be unreasonably withheld).

         No member of the Obligated Group shall enter into any agreement containing any provision that would be violated or breached by the performance of their respective obligations under any Transaction Documents, the Residency Agreements, or under any instrument or document delivered or to be delivered by it hereunder or in connection herewith.

Section 4.6 Affirmative and Negative Covenants. Unless the prior written consent of Ocwen is first received, which consent will not be unreasonably withheld, the members of the Obligated Group shall comply with all of the affirmative and negative covenants contained on Exhibit B hereto, which are hereby incorporated herein by reference.

Section 4.7 Escrow and Reserve. Commencing on the first day of each month during which the Loan is outstanding, the Borrower and the Management Companies, jointly and severally, shall be obligated to make monthly payments to Ocwen, which Ocwen shall hold in an escrow account for the benefit of the Borrower, in an amount equal to one-twelfth of the annual real property taxes and assessments (general or special) due for each of the Projects. Such payments must be received by Ocwen no later than the eleventh (11th) day of the month, and should be submitted simultaneously with the payments due as required under Section 1.3(c) hereof. The amount of the required escrow shall increase in the event that the real property taxes or any assessments for any or all of the Projects increase during the term of the Loan, including any Extension hereof. On the Closing Date, Borrower shall make an initial payment to Ocwen, to be held in such escrow account, for each of the Project Properties, as indicated on
Schedule 4.7, attached hereto and incorporated herein by reference. The parties agree that it is the intent of this Section 4.7 that as of the Closing Date, the amount of funds held in escrow by Ocwen pursuant to this Section 4.7 shall be an amount sufficient to pay all real estate taxes and assessments owed for the Projects up through and including the Closing Date, whether or not such payments are due and owing on the Closing Date. If the Closing occurs after the first day of the month, Borrower and the Management Companies agree that a payment shall nonetheless be required for such month to be held in escrow pursuant to this
Section 4.7.

         In the event that the Borrower fails to pay any insurance premium for insurance required to be carried by Borrower pursuant to the terms hereof on or before the due date thereof, Ocwen may elect, by providing written notice of same to Borrower, to require Borrower and/or the Management Companies to make monthly escrow payments (in addition to those provided above for taxes and assessments) in an amount equal to one-twelfth of the annual insurance premiums required to maintain the insurance that must be maintained by Borrower and/or the Management Companies pursuant to the terms hereof and the Mortgage for each Project. Upon receipt of such notice from Ocwen, Borrower and/or the Management Companies shall begin making such escrow payments. The first of such payments shall include the amount sufficient to pay any and all outstanding premiums due and payable at the time of Ocwen's notice to Borrower requiring the escrow, plus monthly payments owing for months extending after such due date and prior to the first monthly escrow payment made hereunder.

         Ocwen shall apply the funds held in escrow to pay the real property taxes and assessments and/or insurance premiums, as applicable, so long as Borrower is not in breach of any covenant or agreement of Borrower in this Agreement or any other Loan Document. Ocwen shall make no charge for so holding and applying the funds, analyzing said account or for verifying and compiling said assessments and bills. Ocwen shall not be required to pay Borrower any interest, earnings or profits on the funds and shall have the right to commingle the funds with the general funds of Ocwen.

         If the amount of the funds held by Ocwen shall exceed the amount deemed necessary by Ocwen to provide for the payment of such real property taxes and assessments and/or insurance, as applicable, as they fall due, such excess shall be credited to Borrower on the next monthly installment or installments of funds due. If at any time the amount of the funds held by Ocwen in escrow shall be less than the amount deemed reasonably necessary by Ocwen to pay real property taxes and assessments and/or insurance, as applicable, as they fall due, Borrower shall pay to Ocwen an amount necessary to make up the deficiency within thirty (30) days after notice from Ocwen to Borrower requesting payment thereof. Upon Borrower's breach of any covenant or agreement of Borrower in this Agreement or any other Loan Document, Ocwen may, at its option, apply any funds held by Ocwen in escrow at the time of such breach (i) to pay real property taxes and assessments and/or insurance premiums, as applicable, or if such real property taxes and assessments and/or insurance premiums, if applicable, are paid in full, (ii) as a credit against sums due Ocwen from Borrower pursuant to this Agreement.

Section 4.8 Conversion of a Portion of Medina and Centerville Facilities. Notwithstanding anything set forth in this Agreement to the contrary, Ocwen hereby agrees that Borrower or the respective Management Company may convert a portion of the Medina assisted living or licensed residential care facility and the Centerville assisted living or licensed residential care facility to provide Alzheimer's care and/or mental retardation care subject to Borrower and/or the Management Companies, as required, obtaining any applicable licensure and zoning approvals as well as ensuring that such facilities and that each member of the Obligated Group maintains compliance with all of terms and conditions of this Agreement before, during and after such conversion.

Section 4.9 Merger of Licensee and Issuance of New License. Borrower, BCS, Licensee, and Balanced Care hereby covenant and agree that they shall each use their reasonable best efforts and exercise all due diligence required to have new operating licenses and permits issued in favor of BCS on or prior to the Closing Date, but in no event later than sixty (60) days after the Closing Date. The parties hereto understand, acknowledge, covenant, and agree that upon expiration of the 30-day notice requirement to the Pennsylvania Department of Welfare regarding the change in ownership, the Licensee shall be merged with and into BCS, and BCS shall be the surviving entity and sole owner of the respective license for the Project Property located in Shippensburg, Pennsylvania.

Section 4.10 Covenant Related to Certain Collateral. Balanced Care, Licensee, Management Companies, and all other Affiliates of Balanced Care providing services to or otherwise related to the Projects, shall consent to the Borrower's assignment of the Management Contracts, or any other contract, to Ocwen, which assignment shall become operative upon the occurrence of an Event of Default under the Loan, the Loan Documents, the BCC Note, the Deferred Purchase Price Note, or the Subordinate Mortgage, and the continuance thereof beyond all applicable cure periods. Also, Licensee, Balanced Care, Borrower, the Management Companies, and all other Affiliates of Balanced Care providing services to or otherwise related to the Projects, agree that in the event they own, hold, or retain any of the Collateral, specifically including but not limited to any and all licenses and permits required for the ownership or operation of a Project, they shall cooperate with the Management Company, Borrower, Balanced Care, Licensee, or any such other Affiliate of Balanced Care to obtain the transfer of such licenses to Ocwen, or another entity selected by Ocwen, at Ocwen's election, upon the occurrence of an Event of Default and the continuance of such default past applicable cure periods under the Loan, the Loan Documents, the BCC Note, the Deferred Purchase Price Note, or the Subordinate Mortgage.

         Balanced Care hereby represents, warrants and covenants on behalf of itself, BCC Development and Management Co., a Delaware corporation ("BCC Development"), and any other Affiliate of Balanced Care rendering services at the Project Properties, that none of the foregoing presently, and will not during the entire term of the Loan and any Extension, charge any fee for any services that any of the foregoing parties render for the Project Properties or any member of the Obligated Group in connection with the Project Properties, except for the fee payable to the Management Companies as specifically provided for in Section 15 of the Negative Covenants.

                   ARTICLE V. CONDITIONS PRECEDENT TO THE LOAN

Section 5.1 Disbursement of the Loan. The obligation of Ocwen to make the Loan pursuant to Section 1.1 hereof is subject to the performance of the obligations and/or satisfaction by the Obligated Group of the conditions set forth and described in the Letter of Intent, Acquisition and Financing of Three Operating Assisted Living Facilities, Compromise and Full Settlement of Pending Litigation, dated February 28, 2002, and executed by all parties on or before March 5, 2002 ("Letter of Intent"), specifically including but not limited to those conditions set forth in Section 5 of the Letter of Intent. A copy of the Letter of Intent is attached as Exhibit C hereto.

Section 5.2 Conditions Precedent to the Loan. The obligation of Ocwen to make the loan also is subject to the execution of and performance by the Obligated Group of all of their respective obligations under the Transaction Documents, and any and all other ancillary documents to any of the foregoing (as used hereinafter, "Ancillary Documents"), and to the following further conditions, some of which may be included under Section 5.1 hereof as well:

             (i) Receipt by Ocwen of a counterpart original of the Loan Documents and the Management Agreements, all executed by Ocwen and the respective member of the Obligated Group.

             (ii) Receipt by Ocwen of a fully-executed and properly-completed BCC Note, Deferred Purchase Price Note, and Subordinated Mortgage.

             (iii) The receipt by Ocwen of a certificate of the Secretary, Assistant Secretary or other officer of each member of the Obligated Group certifying the following: the accuracy and completeness of copies of the resolutions or actions by unanimous written consent of the board of directors of each member of the Obligated Group, authorizing or ratifying the execution, delivery and performance of the Transaction Documents.

             (iv) The receipt by Ocwen of a certificate of the Secretary, Assistant Secretary or other officer of each member of the Obligated Group certifying the names and true signatures of the officers or other representatives of the respective member of the Obligated Group authorized to sign the Transaction Documents.

             (v) The Net Worth of LMR as of the Closing Date must be at least Twenty Million Dollars ($20,000,000).

             (vi) Receipt by Ocwen of any other items or documents contemplated or required by Ocwen relating to any member of the Obligated Group, the Loan, or the Transaction Documents.


                          ARTICLE VI. EVENTS OF DEFAULT

Section 6.1 Event of Default. Event of Default shall mean the occurrence of one or more of the following described events:

         (a) Borrower defaults in the payment of any principal of the Term Note when the same shall become due, either by the terms thereof or otherwise as herein provided.

         (b) Borrower defaults in the payment of any interest on the Term Note when the same shall become due, either by the terms hereof or otherwise as provided herein.

         (c) Borrower defaults or any other member of the Obligated Group defaults in the payment of any Additional Payment or any other payment due Ocwen under this Agreement when the same shall become due, either pursuant to the terms of this Agreement or otherwise.

         (d) Borrower or any other member of the Obligated Group defaults in the payment of the BCC Note or the Deferred Purchase Price Note.

         (e) Or, any Borrower or other member of the Obligated Group defaults in the performance or observation of any term, agreement, covenant, condition, or obligation (beyond any applicable cure period) in the BCC Note, the Deferred Purchase Price Note, the Term Note, the Subordinate Mortgage, the Management Agreements, the Purchase Agreement, the other Purchase Documents, any of the Security Documents, the Ancillary Documents, the Compromise and Settlement, or the Agreed Entry.

         (f) Any representation or warranty made by any of Borrower, or any other member of the Obligated Group, either in this Agreement, the BCC Note, the Deferred Purchase Price Note, the Term Note, the Subordinate Mortgage, the Purchase Agreement, the Purchase Documents, the Management Agreements, in the Security Documents, in the Ancillary Documents, in the Compromise and Settlement, in the Agreed Entry, or in any report, certificate or writing furnished in connection with or pursuant to any of the foregoing, shall be false or incorrect in any material respect.

         (g) Any of Borrower or other member of the Obligated Group, as applicable, defaults in the performance or observation of any of the covenants, conditions or agreements set forth in the following sections of Article IV hereof: 4.2, 4.4, 4.7, 4.9, and the covenants and agreements set forth in the following sections of Exhibit B (and referred to in Section 4.6): Sections 1 and 2 of the Affirmative Covenants and Sections 4 and 8 of the Negative Covenants.

         (h) Any of Borrower or another member of the Obligated Group defaults in the performance or observation of any term, covenant, condition or agreement made or required to be observed or performed by the Borrower or such member of the Obligated Group under this Agreement (other than those otherwise referred to in any of the subsections of this Section 6.1) and such default shall continue without cure for 30 days after written notice thereof shall have been given to the Borrower or other member of the Obligated Group, as applicable, by Ocwen; and, in the event that any such default (other than a monetary default) cannot be cured in such initial 30 day period despite the exercise of all reasonable diligence by the members of the Obligated Group, the members of the Obligated Group shall be entitled to an additional 30 days to cure such default (not including monetary defaults) provided the members of the Obligated Group have commenced and continue to diligently prosecute such cure at all times.

         (i) The Borrower or any other member of the Obligated Group makes an assignment for the benefit of creditors.

         (j) The Borrower or any other member of the Obligated Group petitions or applies to any tribunal for the appointment of a trustee or receiver of the Borrower or member of the Obligated Group, or of any substantial part of the assets of the Borrower or a member of the Obligated Group, or commences any proceeding relating to the Borrower or any other member of the Obligated Group under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction whether now or hereafter in effect.

         (k) Any petition or application is filed, or any proceedings are commenced against any Borrower or other member of the Obligated Group and the Borrower or such other member of the Obligated Group by any act indicates its approval thereof, consent thereto, or acquiescence therein, or any order is entered appointing a trustee or receiver, or adjudicating the Borrower or any member of the Obligated Group bankrupt or insolvent, or approving the petition at any such proceedings and such order remains unstayed or undischarged for more than 60 days.

         (l) Any order is entered in any proceedings against any of the Borrower or other member of the Obligated Group decreeing the dissolution of the Borrower or other member of the Obligated Group and such order remains unstayed or undischarged for more than 60 days.

         (m) The lapse of any license, permit, certification, or other governmental approval, or Medicare or Medicaid certification, if applicable, as to any Borrower or other member of the Obligated Group, as applicable, of any Project Property or a portion thereof, or any substantial curtailment of the number of licensed beds in operation in any Project Property, for a period of more than 30 days in any calendar year in each case.

         (n) The Borrower, or any member of the Obligated Group, is found by a court of competent jurisdiction to have violated any federal law punishable by fines of $500,000 or more or imprisonment of five years or more, or is adjudged in a final administrative decision to have committed fraud or abuse against Medicare, Medicaid or any other governmental health care program, if applicable, and after all applicable appeal periods have run.

         (o) Subject to Section 6.2(b), LMR's Net Worth drops below Twenty Million Dollars ($20,000,000.00).

         (p) The Management Companies fail to obtain the required licenses to operate each Project Property effective as of the Closing Date; provided, however, that BCS shall have an additional 60 days after the Closing Date to obtain such license.

         (r) The Licensee is not merged into BCS (with BCS being the surviving entity) prior to the end of the 60th day following the Closing Date. Or, Balanced Care shall not have provided Ocwen with copies, within 60 days after the Closing Date, of residential care facility licenses for each Project Property showing the respective Management Company thereof as licensee thereof.

         (s) Any of the "Special Purpose Entity" ("SPE") provisions that were adopted by Borrower, as set forth in the Certificate of Amendment to Bylaws of Borrower, dated March 29, 2002, are amended, modified, removed, or deleted in any respect after the Closing Date and during the term of the Loan and any Extension, or otherwise the effect, intent or purpose of such SPE provisions are limited by other provisions contained in or inserted into the Bylaws after the Closing Date and during the term of the Loan and any Extension.

         (t) Any member of the Obligated Group voluntarily or involuntarily dissolves itself or is dissolved, or otherwise winds up its affairs, except in the case of a merger of Balanced Care which is subject to the provisions of
Section 8 of the Negative Covenants hereof. As used herein, "wind up" or "winds up" shall not include the sale of all or substantially all of Balanced Care's assets, which is permissible, although notice to Ocwen is required, as described in Section 4 of the Negative Covenants. However, Balanced Care may not dissolve itself or suffer a dissolution after such sale of assets, as prohibited by this
Section 6.1(t) and as further described and prohibited in Section 8 of the Negative Covenants.

         (u) Proper authorization of the LMR Guaranty and the Power of Attorney in favor of Robin L. Barber in connection therewith, sufficient in order for Walkers to render its legal opinion as to authorization, due execution, validity and binding effect of the LMR Guaranty, has not been received by Ocwen on or before June 7, 2002.

Section 6.2 Consequences of Event of Default.

         (a) If any Event of Default specified under Section 6.1 (other than subsection (o) thereof) shall occur and be continuing beyond any applicable cure period, the unpaid balance of all the principal and interest accrued on the Term Note, the BCC Note, and the Deferred Purchase Price Note, and all other obligations of the Borrower and other members of the Obligated Group hereunder, under the remainder of the Loan Documents, the Management Agreements and the Subordinate Mortgage shall be immediately due and payable automatically without presentment, demand, protest, notice of default, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby expressly waived.

         (b) If an Event of Default specified in subsection (o) of Section 6.1 shall occur, LMR shall have twenty (20) Business Days by which to cure such Event of Default by substituting in place of LMR a guarantor meeting such minimum Net Worth requirement or otherwise providing additional collateral as may be acceptable to Ocwen, in its reasonable discretion.

         (c) If an Event of Default shall occur and continue beyond any applicable cure period, that is a monetary default in payments (of any nature or type) due, Ocwen shall have the right to require a lockbox pursuant to that certain Lockbox and Blocked Account Agreement of even date herewith with respect to (a) payments due from (i) the Licensee, if still in existence, (ii) the individual residents of each Project Property under and pursuant to Residency Agreements, which payments would otherwise be made by such residents to the Management Company, and (iii) any other tenants of the Project Properties, and
(b) all other revenues payable to Balanced Care, Borrower, Licensee, or a Management Company in connection with the Project Properties.

         (d) If an Event of Default shall occur and continue beyond any applicable cure period, the Borrower, the Licensee, if applicable, and the Management Companies shall, to the extent permitted by applicable law, each cooperate in all reasonable respects with Ocwen or their designees or assignees in effectuating the assignment or transfer of any and all licenses, permits, certifications and any other governmental approvals (including but not limited to Medicare and Medicaid provider numbers and participation agreements, if applicable) required, necessary or desirable in connection with the operation, use, or maintenance of the Project Properties as long-term care facilities. In addition, in the event an assignment or other transfer of the foregoing is not permitted or not possible, Borrower, the Licensee, if applicable, and the Management Companies shall each cooperate in all reasonable respects with Ocwen or their designees to obtain new licenses, permits, certifications, and any other governmental approvals (including but not limited to Medicare and Medicaid provider numbers and participation agreements, if applicable) required, necessary or desirable in connection with the operation, use, or maintenance of the Project Properties as long-term care facilities. The Borrower, the Licensee, if applicable, and the Management Companies, shall each also cooperate in all reasonable respects with Ocwen or their designees or assignees in effectuating a transfer of medical, financial and any other records as may be necessary for Ocwen to exercise its remedies and to foreclose upon, own and operate the Project Properties.

         (e) If an Event of Default shall have occurred and continue beyond any applicable cure period, the Borrower, the Licensee, if applicable, the Management Companies, and Balanced Care shall, to the extent permitted by applicable law, each cooperate in all reasonable respects with Ocwen or their designee or assignees in effectuating an assignment or transfer of any and all contracts to which Borrower, the Licensee, the Management Companies or Balanced Care is a party and which are required, necessary or desirable in order for Borrower, the Licensee, or the Management Companies, as applicable, to operate the

Project Properties as assisted living or licensed residential care facilities, or other types of long-term care facilities, including but not limited to Residency Agreements (quasi real property leases), Medicare and Medicaid provider agreements and other agreements with governmental agencies, if applicable, and other income-producing or income-generating contracts for Borrower, the Licensee, the Management Company, the business(es) of any of the foregoing, including but not limited to the ownership and operation of the Project Properties, service agreements of every nature or type, and various other vendor contracts. In addition, in the event an assignment or other transfer of the foregoing contract rights is not permitted or not possible, Borrower, the Licensee, the Management Companies, and Balanced Care shall each cooperate in all reasonable respects with Ocwen or their designees to obtain new and substitute contracts issued in the name of and in favor of Ocwen or its designee securing the same benefits, services, and/or income or payments as the prior contracts secured in favor of the Borrower, Licensee, Management Company, or Balanced Care prior to the Event of Default.

         (f) If an Event of Default shall occur and be continuing beyond any applicable cure period, Ocwen shall be entitled to inspect, at any time, subject to the rights of individual residents under Residency Agreements, each of the Project Properties without providing advance notice thereof to Borrower or any other party of such inspection, and Borrower and Balanced Care, jointly and severally, shall be required to pay all of Ocwen's costs, whether third-party or incurred by Ocwen employees, officers, or agents, associated with such physical inspection.

         (g) If an Event of Default shall occur and be continuing beyond any applicable cure period, that is a monetary default in payments (of any nature or type) due, Ocwen shall be entitled to segregate Accounts in connection with the security interests in revenues and gross receipts as described in the Security Documents.

         (h) If an Event of Default shall occur and be continuing beyond any applicable cure period, the maximum management fees payable to the Management Companies shall be reduced, as set forth in Section 15 of the Negative Covenants set forth on Exhibit B hereof.


                            ARTICLE VII. DEFINITIONS

Section 7.1 Defined Terms. As used herein the following terms shall have the meaning specified unless the context otherwise requires:

         "Accounts" shall have the meaning given it by the Uniform Commercial Code as in effect in the state of Ohio.

         "Affiliate" means, with respect to any Person, any other Person that directly, indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, the term "control" (including its correlative meanings "controlled by" and "under common control with") shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

         "Agreed Entry" means the Voluntary Dismissal With Prejudice, to be filed by Seller no sooner than 91 days after the Closing Date, in connection with the Lawsuit and as a result of the Compromise and Settlement.

         "Agreement" means this Term Loan Agreement and all extensions, renewals, amendments, substitutions and replacements thereto and thereof.

         "BCC Note" means the promissory note given by Balanced Care to Seller at the Closing that, in the aggregate, has a principal balance equal to $936,445.00, which is provided by Balanced Care in connection with the Settlement and Compromise.

         "Business Day" shall mean any day other than Saturdays, Sundays and other federal holidays in the United States of America.

         "Closing" or "Closing Date" shall mean the date that all of the Loan Documents are executed, delivered, and effective, contemplated by the parties to be March 31, 2002.

         "Code" means the Internal Revenue Code of 1986, as amended, and references to the Code and Sections of the Code shall include relevant regulations and proposed regulations thereunder and any successor provisions to such Sections, regulations or proposed regulations.

         "Collateral" means all of the security given by the Obligated Group in exchange for Ocwen making the Loan, including the (i) Mortgages, a first priority security interest in, and assignment (and upon an Event of Default, Account segregation) of, all revenues, gross receipts, and Accounts generated in connection with the Projects, occupancy contracts, medical assistance payment contracts, operating agreements, leases, rents, and profits (in each case arising from the Projects) whether owned, held or retained by Borrower,

Licensees, a Management Company, or any other affiliate of Balanced Care providing services to or otherwise related to the Projects, (ii) Security and Pledge Agreements setting forth or evidencing a first priority security interest in all tangible and intangible personal property related to the Projects whether owned, held or retained by the Borrower, Balanced Care, Licensee, a Management Company, or any of Balanced Care's affiliates providing services to or otherwise related to the Projects, (iii) assignments of all contracts, plans, and specifications related to the Projects, (iv) an assignment of all licenses, permits, and operating authorizations related to the Projects, (v) an assignment and subordination of the Management Contracts, (vi) subordination, nondisturbance and attornment agreements, (vii) assignments of leases and rents,
(viii) assignments of management agreements, (ix) UCC financing statements, (x) Guarantees to be provided by the Guarantors, (xi) assignments of licenses, permits, certifications, contracts, plans and specifications, (xii) Lockbox and Blocked Account Agreement, (xiii) deposit account control agreement, and (xiv) environmental indemnity agreement.

         "Compromise and Settlement" means the Settlement Agreement and Release executed by Balanced Care, Ocwen, Seller, Licensee, Senior Care Operators of Ohio, LLC, and Senior Care Operators of Centerville, LLC, as of the Closing Date, to settle the claims arising out of the Lawsuit.

         "Consolidated" means the consolidation of the accounts of a Person and its subsidiaries in accordance with generally accepted accounting principles applied on a consistent basis; provided, however, that if there are no subsidiaries, the accounts of which are required under generally accepted accounting principles to be consolidated with those of a Person, this term shall not be applicable to the financial statements of a Person referred to herein; and provided further that, the fact that there are no subsidiaries, the accounts of which are required to be so consolidated, shall not relieve a Person from its obligations to furnish financial statements.

         "Default" means an event or condition which will, with the lapse of time or the giving of notice or both, becomes an Event of Default.

         "Deferred Purchase Price Note" means the promissory note provided by Borrower to Seller at the Closing in the principal amount of $3,449,401.47, obligating Borrower to pay Seller the amount of funds Ocwen (or Seller) previously invested at the Project Properties and which remains unpaid as of the Closing Date. The repayment of the Deferred Purchase Price Note is secured by the Subordinated Mortgage.

         "Dollar(s)" or "$" means the legal tender of the United States of America.

         "ERISA" means the Employee Retirement Income Security Act of 1974 as now in effect and as hereafter from time to time amended, or any successor statute, together with the regulations promulgated and rulings issued thereunder.

         "ERISA Affiliate" means at any time any member of a controlled group of corporations of which any member of the Obligated Group is a member, and any trade or business (whether or not incorporated) under common control with a member of the Obligated Group, and all other entities which, together with a member of the Obligated Group, are or were treated as a single employer under
Section 414 of the Code.

         "Event(s) of Default" means any one or more of the events described in
Section 6.1 of this Agreement.

         "GAAP" shall mean generally accepted accounting principles consistently applied, as generally used and referred to in the United States.

         "Gross Revenue" means the sum total (without any offset for expenses or otherwise) of any and all income, revenues, profits, gains, cash, money or other assets of any nature or type received from any source whatsoever by any member of the Obligated Group, in connection with the operations of their respective business, or from investments, or from any other source.

         "Guarantors" shall mean collectively Balanced Care and LMR.

         "Guaranty, Guarantee or Guaranty(ee) Agreement(s)" means the Guaranty Agreements provided by LMR and/or Balanced Care to Ocwen in connection with the Loan transaction.

         "Indebtedness" as applied to any Person, means all obligations of that Person which are included in clauses (i), (ii), (iii) and (iv) of the definition of Liabilities below, irrespective of whether or not any such obligations also would be included within any other clause of such definition, but including, however, obligations properly treated as capital lease obligations or their equivalent under GAAP.

         "Lawsuit" shall mean the suit filed in the United States District Court Southern District of Ohio, Western Division by Seller against Balanced Care for past due rent owed Seller, with the following cite:

Centerville ALF, inc. et al, v. Balanced Care Corporation, Case No. C3 01-233.

         "Liabilities" as applied to any Person means: (i) all obligations of that Person to repay or pay money borrowed from another Person or the deferred portion of the purchase price of services or property (other than inventory purchased in the ordinary course of business unless evidenced by a note payable); (ii) all obligations of that Person under bankers acceptances; (iii) all obligations of that Person under letters of credit; (iv) obligations of others which that Person has directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted or sold with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which that Person has agreed to supply or advance funds (whether by way of loan, stock purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable; (v) all obligations evidenced or secured by any mortgage, pledge, lien or conditional sale or other title retention agreement to which any property or asset owned or held by that Person is subject, whether or not the obligation evidenced or secured thereby shall have been assumed; and (vi) all other items (except items of capital stock, capital surplus, general contingency reserves, deferred income taxes, retained earnings and amounts attributable to minority interest, if any) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of that Person as of the date Liabilities is to be determined, including, without limitation, obligations of that Person properly treated as capital lease obligations or their equivalent under GAAP (but expressly excluding obligations under operating leases appropriately accounted for under GAAP).

         "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, capitalized lease in accordance with GAAP or other title retention agreement).

         "Loan Document(s)" means this Agreement, the Term Note, the Security Documents, and the Ancillary Documents.

         "Mortgages" means the Open-End Mortgages, Security Agreements and Assignments of Leases and Rents granting a first security interest on each Project Property given by the Borrower to Ocwen, dated as of the Closing Date.

         "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a) (3) of ERISA to which a member of the Obligated Group or any ERISA Affiliate is making or accruing an obligation to make contributions or has within any of the preceding five (5) plan years made or accrued an obligation to make contributions.

         "Net Income" means the income (deficit) after income taxes of a Person as determined in accordance with GAAP.

         "Net Worth" of a Person shall, as of any date, mean the total assets of that Person less the total liabilities of that Person as determined in accordance with GAAP for purposes of balance sheet presentation; provided, however, that with respect to the Net Worth of LMR, for purposes of determining the value of its assets, the shares held by LMR in Canary Wharf Group, plc shall be valued at the then current market value.

         "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to ERISA or any successor entity.

         "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or trustee thereof or any other entity, fiduciary or organization, including a government or political subdivision thereof.

         "Plan(s)" shall mean at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 302 of ERISA and Section 412 of the Code and either (i) is maintained by a member of the Obligated Group and/or any ERISA Affiliate for employees of a member of the Obligated Group and/or any ERISA Affiliate or (ii) has at any time within the preceding five (5) years been maintained by a member of the Obligated Group and/or any entity which was at such time an ERISA Affiliate for employees of a member of the Obligated Group or any entity which was at such time an ERISA Affiliate:

         "Project(s)" shall mean any one or all of the three assisted living or licensed residential care facilities known as Outlook Pointe at Centerville, Outlook Pointe at Medina, and Outlook Pointe at Shippensburg and located on the Project Properties.

         "Project Property(ies)" means the real property and improvements located in Centerville, Ohio, Medina, Ohio, and Shippensburg, Pennsylvania, on which the Projects are located. The common addresses of the real property and improvements are as follows: (i) 8630 Washington Church Road, Centerville, OH 45342, (ii) 1046 Jefferson

Street, Medina, OH 44256, and (iii) 129 Walnut Bottom Road, Shippensburg, PA 17257, and a legal description of the real property constituting the Project Properties is attached hereto as Exhibit G.

         "Purchase Agreement" means Agreement of Purchase and Sale by and among Seller, Ocwen, Borrower, Balanced Care, the Management Companies and Licensee (the latter two joining for limited purposes), dated as of the Closing Date, pursuant to which Borrower has agreed to purchase the Project Properties from Seller.

         "Purchase Documents" means the Purchase Agreement, the Deferred Purchase Price Note, the BCC Note, the Subordinate Mortgage, the Compromise and Settlement, the Agreed Entry, and any other documents, notes, agreements, or instruments executed in connection with the consummation of the transactions contemplated by the Purchase Agreement.

         "Reportable Event" means a Reportable Event described in Section 4043(b) of ERISA, and 29 C.F.R. Part 2615 other than the events described in 29 C.F.R. Part 2615.18, 2615.19 and 2615.20; and other than an event described in 29 C.F.R. Part 2615.14 for which the 30-day notice to the PBGC is waived.

         "Residency Agreements" means the agreements between by and between any tenant of a Project who inhabits the Project as his or her permanent residence and the respective Management Company of the Project in which he or she resides, setting forth the terms and conditions of such tenant's occupation of a portion of the Project. The form of Residency Agreement has been agreed upon by the members of the Obligated Group and Ocwen, and it is attached hereto as Exhibit F.

         "Security Documents" means individually or collectively, the following documents which have been executed by any of the members of the Obligated Group and delivered to Ocwen, or any affiliate or subsidiary of Ocwen, as security for the Borrower's and the members of the Obligated Group's obligations under this
Agreement: Term Note, Open-End Mortgages, Security Agreements and Assignments of Leases and Rents, on each Project Property, the Security and Pledge Agreement, Assignments of Lessors' Interests in Leases and Rents, UCC Financing Statements, Guarantee Agreements, Collateral Assignment of Management Agreements, Collateral Assignment of Contracts and Licenses, Lockbox and Blocked Account Agreement, Environmental Indemnity Agreement, and Subordination, Nondisturbance and Attornment Agreements, as any of the foregoing documents may be amended, restated, modified or revised in any respect.

         "Subordinate Mortgage(s)" shall mean the Open-End Mortgage, Security Agreement and Assignment of Leases and Rents given by the Borrower to Seller on each of the Project Properties, to secure the Borrower's and Balanced Care's respective obligations under the Deferred Purchase Price Note and the BCC Note, respectively. The Subordinate Mortgages are subordinate to the Mortgages and shall constitute second priority liens on the Project Properties.

         "Tangible Net Worth" means the Net Worth of a Person minus the following items (without duplication of deductions), if any:

             (i) All deferred charges (net of amortization);

             (ii) The book amount of all assets which would be treated as intangible assets under GAAP, including, without limitation, such items as favorable leases, good will, unamortized debt discount and expense, organization expenses, franchisee fees, trademarks, trademark applications, trade names, service marks, brand names, copyrights, patents, patent applications and licenses, and rights with respect to the foregoing; and

             (iii) Any write-up in the book amount of any asset resulting from a revaluation thereof from the book amount entered upon acquisition.

         "Term Note" means the Term Note attached hereto as Exhibit A and all extensions, renewals, amendments, substitutions and replacements thereto and thereof.

         The parties understand, acknowledge, and agree that the definitions set forth above do not constitute all of the terms that are defined throughout this Agreement. The fact that a term is defined elsewhere in this Agreement and not defined above shall not affect the meaning attributable to such term as set forth elsewhere in this Agreement.

Section 7.2 GAAP Definitions. Accounting terms used herein but not defined herein shall have meanings ascribed to them under GAAP in effect at the time of the execution of this Agreement.

Section 7.3 Other Definitional Conventions and Rules of Construction.

             (i) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall, unless otherwise expressly specified, refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section and

Subsection references are to this Agreement unless otherwise expressly specified.

             (ii) All terms defined in this Agreement in the singular shall have comparable meanings when used in plural, and vice versa, unless otherwise specified.

             (iii) The word "or" as used herein shall mean and connote nonexclusive alternatives, unless expressly stated or the context clearly requires otherwise.

             (iv) Captions, headings, Article, Section and Subsection references used in this Agreement are for convenience only and shall not, and are not intended to, in any way or manner affect the construction or interpretation or define, limit or describe the scope or intent of this Agreement or of any provisions or subdivisions hereof.


                           ARTICLE VIII. MISCELLANEOUS

Section 8.1 Term of Agreement; Termination; Successors and Assigns. This Agreement and all covenants, agreements, representations and warranties made herein, in the other Loan Documents, in the Purchase Agreement, in the Purchase Documents, in the Management Agreements, in the other Transaction Documents, and in the reports, certificates and other writings delivered pursuant hereto and thereto, shall survive the execution and delivery of this Agreement, the other Loan Documents, the Purchase Agreement, the Purchase Documents, the Management Agreements, the other Transaction Documents, the making by Ocwen of the Loan, the conveyance of the Project Properties to Borrower, and the execution and delivery to Ocwen of the Term Note, the Deferred Purchase Price Note and the BCC Note, and shall continue in full force and effect and shall in no event merge with the Deeds (defined in the Purchase Agreement). Such covenants, agreements, representations and warranties shall survive until all principal, interest, and other sums evidenced or secured by the Loan Documents, the BCC Note, the Deferred Purchase Price Note, and any other costs and expenses incurred by any member of the Obligated Group to Ocwen or Seller are paid in full (including but not limited to the payment of any Additional Payments contemplated hereunder and under the Term Note). Provided, however, that notwithstanding anything set forth above to the contrary, the indemnification obligations of the Obligated Group shall survive for the period of time specified in Section 8.8 hereof.

         This Agreement shall terminate at such time as Ocwen has received payment in full of all amounts owing to Ocwen hereunder, and under the

Term Note (including but not limited to the payment of any Additional Payments contemplated hereunder and under the Term Note), under the Deferred Purchase Price Note, and under the BCC Note. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such parties; and all terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, whether so expressed or not. As described in Section 8.16 hereof, neither Borrower nor any other member of the Obligated Group may assign or transfer their rights or duties under this Agreement to any Person, except for Balanced Care by operation of law as a result of a merger, as permitted and described in Section 8 of the Negative Covenants hereof. Also as described in Section 8.16 hereof, and subject to the terms of Section 8.16, Ocwen may assign or transfer its rights and duties under this Agreement to any Person.

Section 8.2 No Implied Rights or Waivers. No notice to or demand on the Borrower or any other member of the Obligated Group in any case shall entitle the Borrower or any other member of the Obligated Group to any other or further notice or demand in the same, similar and other circumstances. Neither any failure nor any delay on the part of Ocwen in exercising any right, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of the same or the exercise of any other rights, power or privilege.

Section 8.3 Applicable Law; Forum Selection. This Agreement, the other Loan Documents, the Management Agreements, the Purchase Agreement, and the other Transaction Documents shall be deemed to be contracts made under and shall be construed in accordance with and governed by the laws of the State of Ohio, without regard to its conflict of law principles. In the event of any dispute, claim or controversy arising out of the terms or conditions of any of the aforementioned agreements, each member of the Obligated Group hereby agrees that such dispute, claim, or controversy shall be brought and heard only in the United States District Court for the Southern District of Ohio, Western Division, in such other federal court as Ocwen shall select, in state court in the State of Ohio, County of Montgomery, or in such other state court in such other county and state as Ocwen may select, and all applicable appellate courts thereof, and each member of the Obligated Group hereby waives any objection to jurisdiction, venue or forum non convenes that such party may have otherwise had if this provision were not included herein. At the request of Ocwen, made at any time, Guarantor shall designate a statutory agent in any State requested by Ocwen such that the forum selection clause of this Section 8.3 may be effectuated.

Section 8.4 Modifications, Amendments or Waivers.

         (a) No amendment, modification, termination, or waiver of any provision of this Loan Agreement, any other Loan Document, or Management Agreement shall in any event be effective unless the same shall be in writing and signed by the party to be changed. Ocwen and the applicable members of the Obligated Group may from time to time enter into written agreements amending or changing any provision of this Agreement, the other Loan Documents or the Management Agreements or the rights of Ocwen or a member of the Obligated Group hereunder or thereunder or give waivers or consents to a departure from the due performance of the obligations of the parties hereunder or under the Loan Documents or Management Agreements.

         (b) In the case of any such waiver or consent relating to any provision hereof, the other Loan Documents or the Management Agreements, the parties shall be restored to their former positions and rights hereunder, and any Default or Event of Default so waived or consented to shall be deemed to be cured and not continuing; but, no such waiver or consent shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

         (c) No notice or demand on any member of the Obligated Group in any case shall entitle such member to any other or further notice or demand in similar or other circumstances.

Section 8.5 Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto were upon the same instrument.

Section 8.6 Effective Date. This Agreement shall become effective on and as of March 31, 2002.

Section 8.7 Expenses. Borrower and Balanced Care shall jointly and severally pay or cause to be paid and save Ocwen harmless against liability for the payment of all out-of-pocket expenses or other expenses, including but not limited to counsel fees and disbursements, travel expenses in connection with due diligence and the closing of the Loan, all other costs and expenses of due diligence and the making of the Loan, such as title examination and title insurance premiums, appraisals, recording fees, inspections, commissions, fees of all engineers (including Ocwen's engineers and consultants), environmental survey expenses, real property surveyor fees, lien searches and the like, all fees and costs associated with the

Compromise and Settlement (including Ocwen's attorney's fees), and all other costs and fees incurred, attributable to, allocated to, or paid by Ocwen (of any nature or type) in connection with (i) the due diligence, the negotiation, development, preparation, execution and performance of this Agreement and the Loan Documents and the related transactions; (ii) the Closing of the Loan transaction and any related transactions; (iii) any requested amendments, waivers or consents pursuant to the provisions hereof and thereof; (iv) the enforcement of this Agreement, the Loan Documents, the Management Agreements, the BCC Note, the Deferred Purchase Price Note, and the Subordinate Mortgage, including such expenses as may be incurred by Ocwen in collection of the Term Note, the BCC Note, and the Deferred Purchase Price Note, and all obligations of the Obligated Group hereunder and under the other Loan Documents, the Purchase Agreement, the Management Agreement, the BCC Note, the Deferred Purchase Price Note, and the Subordinate Mortgage; (v) the Lawsuit and Compromise and Settlement and (vi) the conveyance of the Project Properties to Borrower and recording of the Deeds in connection therewith, specifically including but not limited to any and all transfer taxes associated with such conveyance, all of which shall be paid by the Obligated Group, as opposed to Seller or Ocwen, the parties having agreed herein that any applicable law to the contrary shall not apply, and any and all interest, penalties, or fines for failure to pay sufficient transfer taxes on the Closing Date, inappropriate purchase price allocations for the Project Properties, or otherwise.

Section 8.8 Indemnification. The members of the Obligated Group hereby agree to jointly and severally indemnify, defend, and hold Ocwen, Seller, and their officers, directors, shareholders, employees, agents, consultants, representatives, servants, successors, Affiliates, subsidiaries, parent organizations, and permitted assigns (as used herein, "Indemnified Parties") harmless for, from and against any and all claims, damages, losses, liabilities, costs or expenses (including, without limitation, reasonable attorneys' fees or expenses to the extent permitted by law), whether direct or indirect, known or unknown, or foreseen or unforeseen (as used hereinafter "Claim"), which an Indemnified Party may incur or which may be claimed against an Indemnified Party by any Person by reason of or in connection with (i) this Agreement, including but not limited to any claims for third-party or broker or commission fees as described in Section 8.21 hereof; (ii) any other Loan Documents, (iii) the Management Agreements, (iv) the Purchase Agreement, (v) the Purchase Documents,
(vi) the Transaction Documents, (vii) any inaccuracy in any representation or warranty made by any member of the Obligated Group (which for the purpose of this Section 8.8 shall survive indefinitely), (viii) any member of the Obligated Group's breach of any covenant or agreement contained in this Agreement, any other Loan Documents, the Management

Agreements, the Purchase Agreement, the Purchase Documents, or the Transaction Documents, (ix) any member of the Obligated Group's activities on or ownership of the Project Properties, and (x) any shortfall in the payment of transfer taxes incurred by Seller and/or Buyer in connection with the transfer of the Project Properties, including but not limited to any and all payments, civil penalties, criminal penalties, interest or any other payments or penalties required by any governmental authority in connection therewith; regardless of how any of the foregoing Claims arise or when the events giving rise to such Claims occurred, including but not limited to, the acts or omissions of any member of the Obligated Group or its employees, agents, suppliers or contracts. Provided, however, that the members of the Obligated Group shall not be required to indemnify an Indemnified Party pursuant to this Section 8.8 to the extent any Claims are caused by such Indemnified Party's willful misconduct or gross negligence. If any action, suit or proceeding arising from any of the foregoing is brought against an Indemnified Party, then the members of the Obligated Group, to the extent and in the manner directed by such Indemnified Party, will resist and defend such action, suit or proceeding or cause the same to be resisted or defended by counsel designated by the Indemnified Party being indemnified or intended to be indemnified (which counsel shall be reasonably satisfactory to Balanced Care). The indemnification provided by this Section 8.8 shall be in addition to and not in lieu of any other indemnification provided to any Indemnified Party by any member of the Obligated Group hereunder and shall be in addition to and not in lieu of the indemnification provided to Seller and Ocwen under and pursuant to the Environmental Indemnity Agreement.

The members of the Obligated Group's obligations under this Section 8.8 shall survive the Closing of the transactions contemplated by this Agreement and the Transaction Documents, shall not be merged with the Deeds, and shall survive in favor of the Indemnified Parties indefinitely.

Section 8.9 Further Assurances. Each member of the Obligated Group agrees to do such further acts and things and to execute and deliver to Ocwen and/or Seller such additional assignments, agreements, powers and instruments, as Ocwen or Seller may reasonably require or deem advisable to carry into effect the purposes of this Agreement, any of the other Loan Documents, or the Management Agreements, or to better assure and confirm unto Ocwen its rights, powers and remedies hereunder and thereunder.

Section 8.10 Severability. The parties hereto intend and believe that each provision in this Agreement, the Loan Documents, and the Management Agreements comport with all applicable local, state and federal laws and judicial decisions. However, if any provision or provisions, or if any portion of any provision or provisions, in this Agreement, any of the Loan Documents, or the Management Agreements are found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Agreement, of any Loan Document, or the Management Agreements to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of the parties hereto that such portion, provision or provisions shall be given force and effect to the fullest possible extent, that the remainder of this Agreement, the other Loan Documents, or Management Agreements shall be construed as if such provision or provisions were not contained herein and therein and that the rights, obligations and interests of the parties under the remainder of this Agreement, the Loan Documents, and the Management Agreements shall continue in full force and effect.

Section 8.11 Entire Agreement. This Agreement, the Loan Documents, the Management Agreements, the BCC Note, the Deferred Purchase Price Note, the Subordinate Mortgage, the Purchase Agreement, the Purchase Documents, and the other Transaction Documents, reflect the entire understanding of the parties with respect to the subject matter thereof and supersede all prior and/or contemporaneous agreements or understandings with respect thereto in their entirety, including but not limited to the Letter of Intent; provided, however, that the provisions of the Letter of Intent that indicate specifically that they shall survive the Closing of the Loan transaction shall continue in full force and effect and shall be incorporated into this Agreement by reference. Notwithstanding the foregoing, in the event that there is a conflict between any such terms in the Letter of Intent that survive, and the terms of this Agreement, the terms of this Agreement shall control.

Section 8.12 Independent Counsel; Third Parties,. Each party hereto hereby acknowledges that: (i) they have been represented by independent counsel in connection with this Agreement, the Loan Documents, the Purchase Documents, and the other Transaction Documents; (ii) they have executed this Agreement, the Loan Documents, the Purchase Documents, and the other Transaction Documents with the advice of such counsel; and (iii) this Agreement, the Loan Document, the Purchase Documents, and the Transaction Documents are the result of negotiations between the parties hereto and the advice and assistance of their respective counsel. The fact that this Agreement, the Loan Documents, the Purchase Documents, and the other Transaction Documents were prepared by Seller's and Ocwen's counsel as a matter of convenience shall have no import or significance. Any uncertainty or ambiguity in this Agreement, the Loan Document, the Purchase Documents, and the other Transaction Documents shall not be construed against Seller or Ocwen because Seller's and Ocwen's counsel prepared this Agreement, the Loan Documents, the Purchase Documents, and the other Transaction Documents in their final form. No Person, other than the parties hereto, and such permitted successors and assigns, shall have any right of action under or rights or remedies by reason of this Agreement or any other Loan Document, the Purchase Document, or the Transaction Documents.

Section 8.13 Notices.

             (i) All notices required to be sent to any party under and pursuant to this Agreement or any other Loan Document shall be sent to the following address, as applicable, by hand delivery, delivery charges prepaid, overnight courier service, delivery charges prepaid, facsimile delivery, via email delivery, or by the United States mail, sent for certified delivery, return receipt requested, postage prepaid:

Ocwen:                                 With a Copy To:

Ocwen Federal Bank FSB                 Squire, Sanders & Dempsey L.L.P.
Ocwen Financial Corporation            41 S. High Street, Suite 1300
1675 Palm Beach Lakes Blvd.            Columbus, Ohio  43215
West Palm Beach, FL  33401
Attn:  Secretary                       Attn:  David W. Grauer, Esq.
Fax:   (561) 862-8163                  Fax:   (614) 365-2499

AND

Ocwen Financial Corporation
1675 Palm Beach Lakes Blvd.
West Palm Beach, FL  33401
Attn:  John Halvorson
Fax:  (561) 682-8091


Borrower                               With a Copy To:
Balanced Care Realty (OFC), Inc.       Kirkpatrick & Lockhart LLP
1215 Manor Drive                       Henry W. Oliver Building
Mechanicsburg, PA  17055               535 Smithfield Street
                                       Pittsburgh PA  15222
Attn:  Robin L. Barber                 Attn:  Steven J. Adelkoff
Fax:  (717) 796-6294                   Fax:  (412) 355-6501

Balanced Care, the
Licensee or any
Management Company                     With a Copy To:
Balanced Care Realty (OFC), Inc.       Kirkpatrick & Lockhart LLP
1215 Manor Drive                       Henry W. Oliver Building
Mechanicsburg, PA  17055               535 Smithfield Street
                                       Pittsburgh PA  15222
Attn:  Robin L. Barber                 Attn:  Steven J. Adelkoff
Fax:  (717) 796-6294                   Fax:   (412) 355-6501

Such notices shall be deemed received by a party on the day of hand delivery, the day after deposited with a reputable overnight delivery services for next-day delivery, the day that receipt is confirmed by the sender's facsimile machine if the notice is sent by facsimile; the day on which the notice is received by email transmission evidenced by a reply of the recipient indicating receipt; or three days after the notice is deposited with the U.S. Postal Service for delivery as aforesaid.

             (ii) Any party listed above may change the address for service of notice upon it by a notice in writing to the other parties hereto as provided in this Section 8.13.

Section 8.14 Holiday Payments. If any payments to be made by the Borrower or any other member of the Obligated Group hereunder, or under the other Loan Documents, the Management Agreements, the BCC Note, the Deferred Purchase Price Note, or the Subordinate Mortgage shall become due on a date not a Business Day, such payments shall be made on the next succeeding Business Day and such extension of time shall be included in computing any interest in respect of such payment.

Section 8.15 Exhibits and Schedules. Any exhibits and schedules attached to this Agreement are an integral part hereof and are hereby incorporated herein and included in the term "this Agreement".

Section 8.16 Confidentiality; Information Sharing, Assignment; Sale of Loan. Each party hereto agrees that the terms of this Agreement and the other Loan Documents, are confidential and shall not be disclosed to any other person or entity without the written consent of all of the parties hereto (unless ordered to do so by a court of competent jurisdiction or otherwise required by applicable law, including without limitation the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder). Provided, however, that a party may disclose the terms of this Agreement and the other Loan Documents to members of its and its affiliates' board of directors, management, employees, shareholders, officers, advisors, and others within their organizations with a need to know, subject to the conditions that the receiving party (a) notify such board members, management employees, shareholder, advisors, officers, and others within their organization with a need to know that the terms of this Agreement and the other Loan Documents are subject to a confidentiality agreement, and (b) obtain such person's agreement to maintain the confidentiality of the terms of this Agreement or the other Loan Documents. And, provided, further, that Ocwen may disclose the terms of this Agreement and the other Loan Documents to any party interested in buying or participating in the Loan and taking assignment of this Agreement and the other Loan Documents, but Ocwen shall first obtain confidentiality agreements substantially in the form of the agreement attached hereto as Exhibit D or in another form reasonably acceptable to Balanced Care and LMR from such interested third parties.

         Notwithstanding the foregoing, the Borrower, and all other members of the Obligated Group, on their own behalf and on behalf of their partners, principals, shareholders, and all other Persons claiming by, through, or under any of them, and their respective successors and assigns (as used hereinafter "Borrowing Parties"), hereby authorize and consent to Ocwen's disclosure of any and all documents, reports, studies, materials, financial statements, operating statements and other information of whatsoever kind or nature relating to or provided by any of the Borrowing Parties or the Projects (collectively "Information") for purposes of evaluating the Loan transaction, including but not limited to reviewing and approving all due diligence in connection with the Loan transaction. The Borrowing Parties have notified and obtained the consent of any other persons or entities to whom such Information may relate to the disclosure of such Information by Ocwen, and none of the Borrowing Parties, or other such Persons shall assert any claims or liabilities against Ocwen or any of its agents, successors, or assigns as a result of Ocwen's disclosure of Information in accordance with the terms hereof. This Agreement does not and is not intended to create any right or interest in other parties or any third party beneficiaries or otherwise.

         Notwithstanding anything contained herein to the contrary, Ocwen agrees that it shall not disclose the financial statements of LMR to any Person without first obtaining the written consent of LMR, which consent shall not be unreasonably withheld and which consent shall be deed to have been given by LMR unless LMR notifies Ocwen in writing of its objection thereto within ten (10) Business Days from the date on which LMR receives Ocwen's written request for LMR's consent to disclose such information.

         Borrower and each member of the Obligated Group hereby acknowledge, understand and agree that Ocwen may assign, in whole or in part, its right, title and interest, and/or obligations or responsibilities in, under and to this Agreement and the other Loan Documents, without the prior consent of Borrower or any other member of the Obligated Group being required. However, neither Borrower, nor any member of the Obligated Group (except for Balanced Care pursuant to a merger described in Section 8 of the Negative Covenants), may assign or otherwise transfer, in whole or in part, their right, title or interest or obligations or responsibilities under and pursuant to this Agreement, the other Loan Documents, or the Management Agreements without the prior written consent of Ocwen, which may be withheld for any reason or no reason. Ocwen agrees to provide Balanced Care only (and not the other members of the Obligated Group) with notice of any assignment described above within a reasonable time after such assignment occurs, but Balanced Care and its Affiliates hereby acknowledge and agree that Ocwen's failure to provide such notice to Balanced Care shall in no way affect, impair, or limit any right of Ocwen and/or its Affiliates hereunder or under any other Loan Document, or create in favor of Balanced Care and/or its Affiliates any right of action against Ocwen and/or its Affiliates or a defense to any action by Ocwen and/or its Affiliates against Balanced Care and/or its Affiliates.

         Borrower and each member of the Obligated Group hereby acknowledge, understand, and agree that Ocwen may, without the prior consent of Borrower or any member of the Obligated Group being required, sell the Loan or grant or receive participation interests in the Loan to any third party, whether or not such third party is related to Ocwen; provided, however, that in connection with any syndication of the Loan, Ocwen Federal Bank FSB must be the servicer of the Loan; and, provided, further, that LMR shall have no obligation after such sale or syndication of the Loan and assignment or transfer of this Agreement and the other Loan Documents to provide any information to any such assignee(s), transferee(s), or participant(s) that LMR, in the exercise of its reasonable discretion, refuses to provide.

         Notwithstanding anything set forth above to the contrary, in the event that Ocwen desires to assign, in whole or in part, its right, title and interest, and/or obligations or responsibilities in, under and to this Agreement and the other Loan Documents, and the assignee desires to receive information related to LMR after such assignment, then Ocwen's assignment of this Agreement and the other Loan Documents shall not be made without LMR's consent, which consent may be withheld only if LMR or an Affiliate of LMR has had a prior business dealing with the proposed transferee, assignee, or participant that were not reasonably acceptable to LMR, or the proposed transferee, assignee, or participant is not reasonably acceptable to LMR or is a competitor of LMR, any Affiliate of LMR, Balanced Care, or any Affiliate of Balanced Care, and which consent shall be deemed to have been given by LMR unless LMR notifies Ocwen in writing of its objection thereto within ten (10) Business Days from the date on which LMR receives Ocwen's written request for consent to disclose such information and identifies in such writing the proposed assignee(s), transferee(s), or participants(s).

         The Borrower shall not be permitted, and Ocwen shall not consent to, the partial release of an individual Project from the Collateral or the refinancing of an individual Project.

Section 8.17 Jury Waiver. EACH OF BORROWER AND ALL OTHER MEMBERS OF THE OBLIGATED GROUP AND OCWEN (BY THEIR ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) BETWEEN OR AMONG THEM ARISING OUT OF OR IN ANY WAY RELATED TO, IN CONNECTION WITH, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE LOAN DOCUMENTS. THIS PROVISION IS A MATERIAL INDUCEMENT TO OCWEN TO PROVIDE THE FINANCING EVIDENCED BY THIS AGREEMENT AND THE LOAN DOCUMENTS. THIS PROVISION SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY OCWEN'S ABILITY TO PURSUE ITS REMEDIES INCLUDING, BUT NOT LIMITED TO, ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANCILLARY DOCUMENT.

Section 8.18 Resident Funds. Ocwen understands, acknowledges, and agrees that in the event any member of the Obligated Group holds or maintains funds of the residents of any of the Project Properties in trust for such resident (i.e., the member of the Obligated Group has no legal or beneficial interest in or to the funds (such funds are not paid to such member pursuant to any obligation of the resident to make such payment), but holds them as an accommodation to the resident), Ocwen agrees to comply with applicable law with respect to such funds, and further agrees that such funds may not be used by Ocwen to satisfy any indebtedness owed to Ocwen by any member of the Obligated Group whether evidenced by the Term Note, the Deferred Purchase Price Note or the BCC Note. Such funds held in trust do not include and shall not include, however, any payments made by a resident pursuant to a Residency Agreement in exchange for a resident's right to occupy a particular facility in the ordinary course of business of the Project Properties.

Section 8.19 Construction of Provisions. Each covenant by Borrower and the other members of the Obligated Group contained in this Agreement and the other Loan Documents shall be construed without reference to any other such covenant, and any determination of whether any Borrower or any members of the Obligated Group is in compliance with any such covenant shall be made without reference to whether the Borrower or such other member of the Obligated Group is in compliance with any other such covenant.

Section 8.20 Time of Essence. Time shall be of the essence with respect to the dates, terms, and conditions set forth herein, and in the performance of all the obligations of the Borrower and the other members of the Obligated Group under the Agreement and the other Loan Documents.

Section 8.21 Third Party/Broker Fees. Borrower and all members of the Obligated Group hereby affirm that none of them has retained or dealt with a broker in connection with the Loan. Ocwen shall not be responsible for any fees, commission, costs or expenses due any broker or any third parties or brokers claiming an interest by, through, or under any member of the Obligated Group in connection with the Loan. Ocwen hereby affirms that it has not retained or dealt with a broker in connection with the Loan. No member of the Obligated Group shall be responsible for any fees, commission, costs or expenses due any broker or any third parties or brokers claiming an interest by, through, or under Ocwen in connection with the Loan.

Section 8.22 RESERVED.

Section 8.23 Headings. The headings of the sections of this Agreement and the other Loan Documents are for convenience only and shall not affect the construction or interpretation of this Agreement and the other Loan Documents.

Section 8.24 Warrant of Attorney. The Borrower and each member of the Obligated Group hereby authorizes any attorney at law to appear for Borrower or such other member of the Obligated Group in any action on any or all of the monetary obligations of Borrower or such other member of the Obligated Group set forth herein at any time after such obligations become due, whether by acceleration or otherwise, in any federal court or court of record in or of the State of Ohio or elsewhere, to waive the issuing and service of process against, and to confess judgment against the Borrower or such other member of the Obligated Group in favor of Ocwen for the amount that may be due, including interest, late charges, collection costs, attorneys' fees and the like, and costs of suit, and to waive and release all errors in said proceedings and judgments, and all petitions in error and rights of appeal from the judgments rendered. The foregoing warrants of attorney shall survive any judgment, and, if any judgment be vacated for any reason, the holder hereof nevertheless may thereafter use the foregoing warrant of attorney to obtain an additional judgment or judgments against the respective member of the Obligated Group. The members of the Obligated Group waive any conflict of interest in Ocwen's attorney confessing judgment against such member pursuant to the foregoing warrant of attorney and further agrees that the attorney confessing judgment pursuant to the foregoing warrant of attorney may receive a legal fee or other thing of value from Ocwen.

         In addition to the foregoing, the members of the Obligated Group hereby waive any provisions of Ohio and Pennsylvania law, or any other applicable law, that would affect or limit in any way Ocwen's ability to realize upon the Term Note, the BCC Note, and the Deferred Purchase Price Note. The foregoing waiver shall include but not be limited to the waiver of any and all requirements and preconditions under applicable law governing or applicable to confession of judgment or cognovit provisions.

Section 8.25 Pennsylvania Warrant of Attorney; Confession of Judgment Provisions. The following provisions in this Section 8.25 shall apply only in the event that Ocwen elects to seek a judgment on this Agreement in any court in Pennsylvania, as opposed to Ohio, and are included herein for no other purpose. In the event that Ocwen so elects, Ocwen agrees to provide any notice required by Pennsylvania law with respect to the exercise by Ocwen of its rights under the following provisions.

         (i) POWER TO CONFESS JUDGMENT: THE MEMBERS OF THE OBLIGATED GROUP HEREBY AUTHORIZE AND EMPOWER THE PROTHONOTARY OR ANY ATTORNEY OF ANY COURT OF RECORD WITHIN THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE TO APPEAR FOR THE MEMBERS OF THE OBLIGATED GROUP, AND, WITH OR WITHOUT DECLARATION FILED, CONFESS JUDGMENT AGAINST SUCH MEMBERS AND IN FAVOR OF OCWEN, AS OF ANY TERM, FOR THE UNPAID OBLIGATIONS HEREUNDER, INCLUDING WITHOUT LIMITATION ALL ACCRUED AND UNPAID CHARGES PAYABLE HEREUNDER, WHETHER BY ACCELERATION OR OTHERWISE, WITH COSTS OF SUIT AND A REASONABLE ATTORNEY'S COMMISSION OF 15%, WITH RELEASE OF ALL ERRORS, WAIVING ALL LAWS EXEMPTING REAL OR PERSONAL PROPERTY FROM EXECUTION, TO THE EXTENT THAT SUCH LAWS MAY LAWFULLY BE WAIVED. NO SINGLE EXERCISE OF THE FOREGOING POWER TO CONFESS JUDGMENT SHALL BE DEEMED TO EXHAUST THE POWER, WHETHER OR NOT ANY SUCH EXERCISE SHALL BE HELD BY ANY COURT TO BE VALID, VOIDABLE, OR VOID, BUT THE POWER SHALL CONTINUE UNDIMINISHED AND IT MAY BE EXERCISED FROM TIME TO TIME AND AS OFTEN AS OCWEN SHALL ELECT, UNTIL SUCH TIME AS ALL AMOUNTS AND ALL OTHER MATERIAL OBLIGATIONS OF THE MEMBERS OF THE OBLIGATED GROUP HEREUNDER SHALL HAVE BEEN SATISFIED.

         BY SIGNING THIS INSTRUMENT, THE MEMBERS OF THE OBLIGATED GROUP HEREBY ACKNOWLEDGE THAT SUCH MEMBERS HAVE READ THIS AGREEMENT (INCLUDING WITHOUT LIMITATION THE CONFESSION OF JUDGMENT SET FORTH HEREIN), HAVE HAD THE OPPORTUNITY TO HAVE THE SAME REVIEWED BY LEGAL COUNSEL, UNDERSTANDS THE SAME, AND AGREES TO THE PROVISIONS CONTAINED HEREIN, INCLUDING, WITHOUT LIMITATION, THE CONFESSION OF JUDGMENT PROVISIONS AND UNDERSTANDS THAT A CONFESSION OF JUDGMENT CONSTITUTES A WAIVER OF RIGHTS SUCH MEMBER OTHERWISE WOULD HAVE TO PRIOR NOTICE AND A HEARING BEFORE A JUDGMENT IS ENTERED AGAINST SUCH MEMBER AND WHICH MAY RESULT IN A COURT JUDGMENT AGAINST SUCH MEMBER WITHOUT PRIOR NOTICE OR HEARING AND THAT THE OBLIGATIONS MAY BE COLLECTED FROM SUCH MEMBER REGARDLESS OF ANY CLAIM SUCH MEMBER MAY HAVE AGAINST OCWEN OR OTHERWISE.


                                                /s/Robin L. Barber
                                                SIGNATURE

         (ii) POWER TO EXECUTE ON A JUDGMENT WITHOUT HEARING: THE MEMBERS OF THE OBLIGATED GROUP HEREBY AUTHORIZE AND EMPOWER THE PROTHONOTARY OR ANY ATTORNEY OF ANY COURT OF RECORD OR THE SHERIFF (OR THE LAWFUL DESIGNEE OF THE SHERIFF) WITHIN ANY COUNTY OF THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE, TO TAKE ALL ACTION ALLOWED BY OR PROVIDED FOR IN THE PENNSYLVANIA RULES OF CIVIL PROCEDURE OR OTHER APPLICABLE RULES OF CIVIL PROCEDURE TO EXECUTE ON ANY JUDGMENT ENTERED AGAINST SUCH MEMBER PURSUANT TO THE CONFESSION OF JUDGMENT SET FORTH ABOVE WITHOUT PRIOR NOTICE OR HEARING OF ANY NATURE WHATSOEVER, WAIVING ALL LAWS EXEMPTING REAL OR PERSONAL PROPERTY FROM EXECUTION TO THE EXTENT THAT SUCH LAWS MAY LAWFULLY BE WAIVED. NO SINGLE EXERCISE OF THE FOREGOING POWER TO EXECUTE ON JUDGMENTS WITHOUT A HEARING SHALL BE DEEMED TO EXHAUST THE POWER, WHETHER OR NOT ANY SUCH EXERCISE SHALL BE HELD BY ANY COURT TO BE VALID, VOIDABLE OR VOID, BUT THE POWER SHALL CONTINUE UNDIMINISHED AND IT MAY BE EXERCISED FROM TIME TO TIME AS OFTEN AS OCWEN SHALL ELECT.

         BY SIGNING THIS AGREEMENT, THE MEMBERS OF THE OBLIGATED GROUP HEREBY ACKNOWLEDGE THAT SUCH MEMBER HAS READ THIS AGREEMENT (INCLUDING, WITHOUT LIMITATION, THE CONFESSION OF JUDGMENT AND THE POWER TO EXECUTE ON A JUDGMENT WITHOUT A HEARING), HAS HAD THE OPPORTUNITY TO HAVE THIS AGREEMENT REVIEWED BY LEGAL COUNSEL, UNDERSTANDS AND AGREES TO THE PROVISIONS CONTAINED HEREIN, INCLUDING, WITHOUT LIMITATION, THE POWERS TO EXECUTE ON JUDGMENT WITHOUT A HEARING, AND UNDERSTANDS THAT THE POWER TO EXECUTE ON A JUDGMENT WITHOUT A HEARING CONSTITUTES A WAIVER OF RIGHTS SUCH MEMBER OTHERWISE WOULD HAVE TO PRIOR NOTICE AND A HEARING BEFORE EXECUTION ON A JUDGMENT, AND THAT THE OBLIGATIONS MAY

BE COLLECTED FROM SUCH MEMBER REGARDLESS OF ANY CLAIM THAT SUCH MEMBER MAY HAVE AGAINST OCWEN OR OTHERWISE.


                                                /s/Robin L. Barber
                                                SIGNATURE


         IN WITNESS WHEREOF, the parties hereto have caused this TERM LOAN Agreement to be duly executed and delivered by their respective representatives thereunto duly authorized as of the date first above written.

Signed and acknowledged                     OCWEN:
in the presence of:                         OCWEN FINANCIAL CORPORATION

/s/John W. Halverson                        By:/s/William B. Shepro
Printed Name: John Halverson                Name: William B. Shepro
                                            Title: Sr. Vice President
/s/Michael L. Roy
Printed Name: Michael L. Roy

                                    BORROWER:

WARNING-BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.


                                            BALANCED CARE REALTY (OFC), INC.

/s/Marilaura Refice
Printed Name: Marilaura Refice              By:/s/Robin L. Barber
                                            Name:  Robin L. Barber
/s/Jill E. Aebker                           Title:  Vice President and Secretary
Printed Name: Jill E. Aebker

                                            BALANCED CARE:

WARNING-BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.


                                            BALANCED CARE CORPORATION, on behalf
                                            of itself, BCC Development and
                                            management Co., and its other
                                            Affiliates providing services at or
                                            in connection with the Project
                                            Properties not specifically listed
                                            herein

/s/Marilaura Refice
Printed Name: Marilaura Refice              By:/s/Robin L. Barber
                                            Name:  Robin L. Barber
                                            Title: Senior Vice President, Legal
                                                   Counsel and Assistant
/s/Jill E. Aebker                                  Secretary
Printed Name: Jill E. Aebker

                                    LICENSEE:

WARNING-BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.


                                            SENIOR CARE OPERATORS OF
                                            SHIPPENSBURG, LLC
                                            By:  Balanced Care at Shippensburg,
                                                 Inc., its Manager

/s/Marilaura Refice
Printed Name: Marilaura Refice              By:    /s/Robin L. Barber
                                            Name:  Robin L. Barber
/s/Jill E. Aebker                           Title:  Vice President and Secretary
Printed Name: Jill E. Aebker


                                            MANAGEMENT COMPANIES:

WARNING-BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.


                                            BALANCED CARE AT MEDINA, INC.


/s/Marilaura Refice
Printed Name: Marilaura Refice              By:    /s/Robin L. Barber
                                            Name:  Robin L. Barber
/s/Jill E. Aebker                           Title: Vice President and Secretary
Printed Name: Jill E. Aebker

WARNING-BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.


                                            BALANCED CARE AT CENTERVILLE, INC.


/s/Marilaura Refice
Printed Name: Marilaura Refice              By:    /s/Robin L. Barber
                                            Name:  Robin L. Barber
/s/Jill E. Aebker                           Title:  Vice President and Secretary
Printed Name: Jill E. Aebker



WARNING-BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.


                                            BALANCED CARE AT SHIPPENSBURG, INC.


/s/Marilaura Refice
Printed Name: Marilaura Refice              By:    /s/Robin L. Barber
                                            Name:  Robin L. Barber
/s/Jill E. Aebker                           Title: Vice President and Secretary
Printed Name: Jill E. Aebker

                                    EXHIBIT B

                       AFFIRMATIVE AND NEGATIVE COVENANTS

                              Affirmative Covenants

1. Insurance. The Borrower shall maintain fire, hazard and other casualty insurance reasonably required by Ocwen upon all of its assets and business properties, specifically including but not limited to the three Project Properties, in an amount equal to or greater than the full replacement cost of the three (3) Project Properties. The Borrower shall also maintain liability insurance upon its assets and business properties, specifically including but not limited to the three Project Properties, of such character as is usually maintained by companies engaged in like businesses, and in an amount that is acceptable to Ocwen, in the exercise of its reasonable discretion. All of the foregoing policies of insurance shall be purchased from responsible and reputable insurers. The Borrower shall determine if any of the Project Properties are located in a federally identified flood hazard zone. If flood insurance is required, the Borrower will provide flood insurance coverage in a reasonable amount as determined by Ocwen. All insurance policies shall be written for the benefit of the Borrower, the Management Companies and Ocwen as their interests may appear and shall contain a provision requiring the insurance company to provide Ocwen not less than thirty days' written notice prior to cancellation of any such policy. All insurance policies or certificates evidencing the same shall be furnished to Ocwen. The insurance requirements are more specifically set forth in the Open-End Mortgages, Security Agreements, and Assignments of Lessor's Interest in Leases and Rents, which are Security Documents executed in connection herewith ("Mortgages"). In the event of any inconsistency between the express terms of the Mortgages and the terms of this section, the terms of the respective Mortgages shall control. Notwithstanding anything to the contrary set forth above, Ocwen will agree to consent, in its reasonable discretion, to modifications to insurance requirements to accommodate company-wide insurance programs that may in the future be implemented by Balanced Care and its Affiliates, which insurance programs may include (without limitation) self-insurance elements or blanket policy insurance programs with other Affiliates of Balanced Care or LMR.

2. Payment of Taxes and Claims. The Borrowers and the other members of the Obligated Group shall pay all taxes, assessments and other governmental charges imposed upon their properties or assets or in respect of any of their franchises, businesses, income or profits before any penalty or interest accrues thereon, but in no event later than ten (10) days after the foregoing are due, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become a lien or charge upon any of their properties or assets, but in no event later than ten (10) days after the foregoing are due, provided that (unless any material item of property would be lost, forfeited or materially damaged as a result thereof) no such charge or claim need be paid if the amount, applicability or validity thereof is currently being contested in good faith and if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor.

3. Compliance with Laws. Each of the Projects shall be operated as an assisted living or licensed residential care facility with ancillary services. In addition, the Borrower, and all other members of the Obligated Group, shall each comply with, observe, and perform in all material respects (a) as required under and pursuant to all applicable statutes, laws, ordinances, orders, judgments, decrees, regulations, and governmental rules, regulations, directions, administrative rulings or orders, (b) other requirements affecting the Borrower, the Management Companies, or the Project Properties, or to which they or it are subject or which are applicable to their business(es), operations, properties and assets, specifically including the Project Properties, and (c) any regulatory requirements relating to the Project Properties or otherwise with respect to any member of the Obligated Group's business, operations, properties, or assets. Each member of the Obligated Group shall obtain and maintain at all times during the term of this Loan and any Extension any and all licenses, permits, certifications, and/or operating agreements with any federal, state, or local governmental agency, or any other any other entity, whether public or private, and other governmental approvals (including but not limited to Medicare and Medicaid provider numbers and participation agreements, if applicable) required or necessary to use, maintain, or operate the Project Properties or to receive state or federal subsidies such as Medicare or Medicaid, if applicable; provided that (unless such contest or noncompliance would materially adversely affect such businesses) the Borrower or other applicable member of the Obligated Group need not so comply if any such statute, law, ordinance, or governmental rule, regulation or order is currently being contested in good faith by Borrower or such other member of the Obligated Group.

4. Maintenance of Tangible Assets. Each member of the Obligated Group shall (a) maintain its property used at the Project Properties in good condition (ordinary wear and tear excepted) and make all renewals, replacements, additions, betterments, and improvements thereto which are deemed necessary by such member, (b) conduct continuously and operate actively its business at the Project Properties, except as otherwise permitted with respect to Balanced Care by Section 8 of the Negative Covenants, and (c) do or cause to be done all things necessary
         (i) to preserve and keep in full force and effect its existence, rights, and franchises, except as otherwise permitted by Section 8 of the Negative Covenants with respect to a merger by Balanced Care only, and (ii) to maintain its status as a corporation duly organized and existing and in good standing under the laws of the state of its formation and in any state in which it conducts business, except as otherwise permitted by Section 8 of the Negative Covenants with respect to a merger by Balanced Care only.

         All of the parties hereto hereby covenant and agree that Ocwen shall be entitled to conduct regular, annual inspections of each of the Project Properties by providing reasonable advance notice of such inspection to Borrower, the applicable Management Company, or Balanced Care. All reasonable costs and expenses incurred by Ocwen in connection with such inspection, whether third-party or incurred by Ocwen's employees, officers, or agents, shall be paid by Balanced Care upon Ocwen's provision of an invoice therefore to Balanced Care.

5. Performance of Contracts. Each of the members of the Obligated Group shall perform and comply with in accordance with their terms, all material provisions of each and every contract, agreement or instrument now or hereafter binding upon such member of the Obligated Group relating to the Project Properties, except to the extent that such member of the Obligated Group shall contest the provisions thereof in good faith and by proper proceedings.

6. Ocwen-Required Depositary Bank. Ocwen Federal Bank FSB shall be the primary bank of account and primary depository for the Borrower with respect to the funds required to be escrowed pursuant to Section 4.7 hereof and for the lockbox account Ocwen may require pursuant to
         Section 6.2(c) hereof.

7. Changes of Accounting Reporting Methods and/or Financial Statements. Each of the Borrower, Licensee, the Management Companies, and Balanced Care in the event that it ceases to be a reporting company under the Securities Exchange Act of 1934, as amended, shall provide to Ocwen written notice of any material change in policies, rules or procedures related to accounting reporting methods or change in the entries (or financial reporting thereunder) contained on or in any member of the Obligated Group's respective financing statements. Each member of the Obligated Group, including Balanced Care in the event that it ceases to be a reporting company, as described above, shall provide such notice to Ocwen within ten (10) Business Days after such change has been made.

8.       Reserved.

9. Other Subordinated Payments. Upon the occurrence of an Event of Default, and the continuance thereof past the applicable cure period, all Affiliates of Balanced Care rendering services to the Borrower and/or the Projects, specifically including but not limited to the Management Companies, Licensee, and BCC Development shall subordinate payments due under the Management Contracts, any other contract, or any other payments due (except for the payment of operational expenses to unrelated third parties necessary for the operation of the assisted living or licensed residential care facilities on the Project Properties, such as employee salaries and wages, laundry and food service, etc.) to Borrower's payments due pursuant to the Term Loan Note, the Loan Documents, the BCC Note, the Deferred Purchase Price Note, and the Subordinate Mortgage.

         By way of explanation only of the foregoing, and not limitation, if the Management Company is in default past all applicable cure periods, or if upon the occurrence of an Event of Default under the Term Loan Note, the Loan Documents, the BCC Note, the Deferred Purchase Price Note, or the Subordinate Mortgage and the continuance thereof past the applicable cure period, the Management Company may not offset their management fee for rendering management services from Gross Revenue prior to forwarding the Gross Revenue to Borrower. All of the Gross Revenue shall be forwarded by the Management Company to the Borrower, and provided that there is sufficient Gross Revenue for Borrower to make all payments contemplated pursuant to the Term Loan Note, the Loan Documents, the BCC Note, the Deferred Purchase Price Note, and the Subordinate Mortgage, then the Borrower shall be permitted to pay the management fee to the Management Company. In addition, upon the occurrence of an Event of Default, and the continuance thereof past any applicable cure period under the Term Loan Note, the Loan Documents, the BCC Note, the Deferred Purchase Price Note, and the Subordinate Mortgage, in the event that the Licensee remains affiliated with the Projects after the Closing, any and all payments to the Licensee by any member of the Obligated Group or any other affiliate of Balanced Care rendering services for a Project, shall be subordinate to Borrower's payments due pursuant to the Term Loan Note, the Loan Documents, the BCC Note, the Deferred Purchase Price Note, and the Subordinate Mortgage until the Loan is paid in full. That is, upon the occurrence of an Event of Default under the Term Loan Note, the Loan Documents, the BCC Note, the Deferred Purchase Price Note, or the Subordinate Mortgage, and continuance thereof past the applicable cure period, Licensee shall not receive any payment from any member of the Obligated Group or any other affiliate of Balanced Care, specifically including but not limited to the Management Company during the term of the Loan, whether or not the Loan is extended, until the Loan is paid in full.

                               Negative Covenants


Without the prior written consent of Ocwen:

1. Indebtedness. None of the Borrowers, the Licensee or the Management Companies shall create, incur, assume or suffer to exist any Indebtedness, except for: (i) Indebtedness to Ocwen; (ii) subordinated Indebtedness in an aggregate amount less than $100,000 for the combined Projects; and (iii) Indebtedness incurred from unaffiliated third parties for the purchase price (or any portion thereof) of tangible fixed or capital assets in an aggregate amount not exceeding $100,000 at any time outstanding, except for such purchase money financing for vans, furniture, fixtures, and equipment used at the Projects, provided that the principal amount of each such purchase price Indebtedness shall not be greater than the bona fide purchase price of the asset to which such Indebtedness relates.

2. Liens and Other Encumbrances. None of the members of the Obligated Group shall create, incur, assume, or suffer to exist any security interest, mortgage, pledge, lien or other encumbrance of any nature whatsoever on any of its property or assets located at the Project Properties or related to the Project Properties, whether now owned or hereafter acquired, except (i) liens securing the payment of taxes, either not yet due or the validity of which is being contested in good faith by appropriate proceedings (so long as no material item of property would be lost, forfeited or materially damaged as a result thereof), and as to which the applicable member of the Obligated Group shall, as appropriate under GAAP, have set aside on its books and records adequate reserves; (ii) deposits under workers compensation, unemployment insurance, social security and other similar laws or to secure the performance of bids, tenders or contracts (other than for the repayment of purchase price indebtedness or borrowed money) or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds, all in the ordinary course of business; (iii) liens and security interests in favor of Ocwen; (iv) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of real property, so long as the Borrower's, Licensee's, or a Management Company's use of, or the value of, the property subject thereto is not impaired thereby; and (v) liens and security interests securing purchase price Indebtedness permitted under the preceding paragraph labeled "Indebtedness," provided that liens and security interests may attach only to assets purchased with the proceeds of such permitted Indebtedness and may first attach only at the time of the initial acquisition of such assets by the applicable member of the Obligated Group. Nothing set forth above shall preclude Balanced Care from pledging its stock in Borrower or any Management Company to HR Investments Limited, RH Investments Limited and VXM Investments Limited, each a Cayman Islands corporation.

3. Guaranties and Other Liabilities. None of Borrower, any Management Company, or any Licensee shall become an indemnitor, guarantor or surety or otherwise become liable for any of the obligations or Liabilities of any Person, except as otherwise contemplated by the Loan Documents.

4. Fundamental Changes. None of Borrower, any Licensee, or any Management Company shall (i) enter into any transaction of merger or consolidation or amalgamation, or (ii) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or (iii) convey, sell, lease (except as permitted in accordance with the terms of this Agreement, Section 4.5, and the other Loan Documents, specifically including the Mortgages), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its businesses, or assets, whether now owned or hereafter acquired, specifically including but not limited to the Project Properties, or (iv) acquire by purchase or otherwise all or substantially all the business or assets of, or stock or other evidence of beneficial ownership of, any Person, or (v) make any material change in the nature of its businesses or in the methods by which it conducts business, without the prior written consent of Ocwen. Balanced Care shall not wind up or dissolve itself (or suffer a dissolution), except as otherwise permitted in the case of a merger of Balanced Care as described in Section 8 of the Negative Covenants. As used herein, "wind up" shall not include the sale of all or substantially all of Balanced Care's assets, which is permissible, although notice to Ocwen is required, as follows. However, Balanced Care may not dissolve itself or suffer a dissolution after such sale of assets, as further described in Section 8 of these Negative Covenants. In the event that Balanced Care engages in any of the transactions described in (i), (iii) (including a complete liquidation of Balanced Care's assets), (iv), or (v) above, Balanced Care shall provide Ocwen with written notice of same within ten (10) Business Days after any of the foregoing occurs.

         In addition, no Borrower, or any Licensee, or any Management Company may engage in any business unrelated to the Projects and the financing thereof, nor hold or acquire any assets other than those related to its interest in the Project or the financing thereof.

         Notwithstanding the foregoing, Ocwen hereby approves and consents to the merger of Licensee into BCS, as described herein, to occur within 60 days after the Closing Date.

5. Creation of Subsidiaries. None of the Borrower, the Licensees or the Management Companies shall create or acquire any subsidiaries, nor shall any Borrower, Licensee, or Management Company become a subsidiary of any other corporation, other than as previously disclosed to or known by Ocwen on and as of the Closing Date (Ocwen is aware and hereby approves of the merger of Licensee into BCS, with BCS being the surviving entity, within 60 days after the Closing).

6. Loans or Advances. None of the Borrower, the Licensee, or the Management Companies shall make loans or advances to any Person regardless of the amount.

7. Investments. Except as provided in Section 5 of these Negative Covenants, none of the Borrower, the Licensee or the Management Companies shall acquire or purchase the securities of any Person; provided, however, that the Borrower, the Licensee or the Management Companies may purchase (i) U.S. government securities directly or pursuant to repurchase agreements with (A) Affiliates of Ocwen or (B) other domestic banks having capital and surplus of at least $100,000,000; (ii) certificates of deposit of (A) Affiliates of Ocwen or (B) other domestic banks having a like minimum capital and surplus; and (iii) commercial paper rated A-1 or P-1 or an equivalent by Moody's Investors Services, Inc. or Standard & Poors Corporation, both of New York, New York, or their successors if all of such investments have a maturity of one year or less.

8. Disposition of Assets; Certain Approved Transactions of Balanced Care. Except as approved in Section 5 of these Negative Covenants, none of Borrower, any Management Company, or Licensee shall liquidate or sell, lease (except as permitted in accordance with the terms of this Agreement, Section 4.5, and the other Loan Documents, specifically including the Mortgages), assign, or transfer or otherwise dispose of any substantial part of its assets, specifically including but not limited to the Project Properties, whether now owned or hereinafter acquired, in any transaction or series of transactions, other than those assets disposed of in the ordinary course of business (which shall not

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
         include a transfer of the Project Properties) and except in connection with the replacement of assets sold by like assets (which shall not include a transfer of the Project Properties), without the prior written consent of Ocwen, which shall not be unreasonably withheld. This includes, but is not limited to, any sale, transfer or attempted assignment of any Medicare/Medicaid certification, and rights under Certificate of Need ("CON") law, if applicable, any Residency Agreements, Medicare and Medicaid provider agreements or other agreements with governmental agencies, if applicable, other income-generating or income-producing contracts, service contracts, or other vendor agreements necessary or desirable for the operation of the Project Properties.

         Balanced Care shall not dissolve itself, wind up its affairs, or suffer a dissolution until payment in full to Ocwen and/or Sellers, as applicable, of all amounts due under the Term Loan Agreement (including the Additional Payments required by Section 1.6 thereof), the Term Note, the BCC Note, and the Deferred Purchase Price Note has been made and all other amounts due Ocwen and/or Sellers under the Transaction Documents have been paid in full; provided, however, that Balanced Care may merge or consolidate with another entity such that the other entity is the surviving entity, and Balanced Care is dissolved as a result of such merger or consolidation, provided that as a result of such merger or consolidation, the surviving entity, by operation of law, is bound by the obligations of Balanced Care under and pursuant to the Transaction Documents, specifically including but not limited to the Guaranty given by Balanced Care. As used herein, "wind up" shall not include the sale of all or substantially all of Balanced Care's assets, which is permissible, although notice to Ocwen is required, as described in Section 4 of these Negative Covenants. However, Balanced Care may not dissolve itself or suffer a dissolution after such sale of assets.

         In the event that Balanced Care engages in any other transaction described in this Section 8, which is a prohibited transaction for other members of the Obligated Group other than Balanced Care, Balanced Care shall provide Ocwen with written notice of such within ten (10) Business Days after the occurrence of same.

9. Assignment of Licenses and Certificates. Except for the assignment by Licensee of the facility license for the Shippensburg, PA facility to BCS, to be concluded within 60 days after the Closing Date, none of the Borrower, the Licensee, or the Management Companies shall transfer or assign any licenses, permits, certifications, or CON rights under Ohio, Pennsylvania, or federal law (if applicable) required, necessary or desirable for the Borrower, the Licensee, or the Management Companies to operate the Project Properties as long-term care facilities. In addition, each of the Borrower, Licensee, and Management Companies shall cause the 2002 and all subsequent licenses and certificates under the Medicare and Medicaid programs for the Project Properties, if applicable, to be issued in the name of the appropriate Management Company.

10. Sale and Leaseback. None of the Borrower, Licensee, or any Management Company shall enter into any agreement with any lender or investor providing for the leasing of (i) real property which has been or is to be sold or transferred by that Borrower, Licensee, or Management Company to such lender or investor, or (ii) other real property intended to be used for substantially the same purpose as the property sold or transferred by that Borrower, Licensee, or a Management Company.

11. Employee Pension Benefit Plans. With respect to each plan established or maintained by any member of the Obligated Group, such member (a) shall maintain each such Plan as a qualified plan under Section 401 of the Code and, in all material respects, in accordance with its terms and with all provisions of ERISA applicable thereto; (b) shall not permit any condition (financial or otherwise) to exist or any event to occur which would subject such plan to termination pursuant to Section 4042 of ERISA; (c) shall not incur any liability to the PBGC other than for premiums not yet due and payable; (d) shall not permit the aggregate amount of vested unfunded liabilities (for benefits which vest or might become vested only as a result of the termination of any or all of such Plans) to exceed ten percent of the Tangible Net Worth of such member of the Obligated Group; (e) will not engage in any transaction which could subject the member of the Obligated Group to either a material civil penalty assessed pursuant to Section 502(i) of ERISA or a material tax imposed by Section 4975 of the Code; (f) will pay all premiums (and all penalties and interest, if applicable) due the PBGC with respect to any Plan; (g) will not become subject to
         Section 4062 of ERISA; (h) will not withdraw as a substantial employer so as to become subject to Section 4063 of ERISA; (i) will not make a complete or partial withdrawal from a "multi-employer plan" as defined in Section 3(37) of ERISA so as to incur "withdrawal liability" as defined in Section 402 of ERISA, without regard to 4207 or 4208 of ERISA; (j) will not cease making contributions to any Plan subject to
         Section 4064(a) of ERISA to which the member of the Obligated Group made contributions during the five-year period prior to the date thereof and will not terminate any Plan or have termination proceedings instituted with respect to any Plan pursuant to Section 4041(c) or 4042 of ERISA; and (k) will not engage in any prohibited transactions within the meaning of Section 406 of ERISA (for which no exemption exists under Section 408 of ERISA) and
         Section 4975(c)(1) of the Code (for which no exemption exists under Section 4975(c)(2) of the Code).

12. Management. In the event Balanced Care, Borrower, any Management Company or Licensee changes its chief executive officer, such member of the Obligated Group that is affected shall provide Ocwen with written notice of such change within fifteen (15) days after such change.

13. Operations. None of the Borrower, the Licensees, or the Management Companies will operate the Project Properties in such a way as to endanger its long-term care facility license or jeopardize its standing as a provider under the Medicaid or Medicare Programs, if applicable.

14. Limitation on Leases. All leases (i) of personal property by a Borrower, Licensee, or a Management Company, which personal property must be used at or for the Projects, with a value individually in excess of $25,000, or (ii) of space in the Projects over 2,000 square feet that is used for business purposes, shall be subject to Ocwen's written approval in Ocwen's reasonable discretion.

15. Limitation on Management Fees. During the term of this Loan and any Extension, the management fees due each Management Company under and pursuant to each Management Agreement shall not exceed six percent (6%) of the Gross Revenue for each Project; provided, however, that upon an Event of Default that is continuing past any applicable cure periods, such management fees shall not exceed two percent (2%) of such Gross Revenue.


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